Exhibit T3C.2

RIVER ROCK ENTERTAINMENT AUTHORITY

as Issuer

THE DRY CREEK RANCHERIA BAND OF POMO INDIANS

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Trustee

 9% Series A Senior Notes due 2018 and

8% Series B Tax-Exempt Senior Notes due 2018

INDENTURE

Dated as of December     , 2011

CROSS-REFERENCE TABLE*

Trust Indenture Act Section		Indenture Section(s)
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(a)(5)	7.10
	(b)	7.03, 7.08, 7.10
	(c)	Not Applicable
311	(a)	7.03, 7.11
	(b)	7.03, 7.11
	(c)	Not Applicable
312	(a)	2.06
	(b)	15.03
	(c)	15.03
313	(a)	7.06
	(b)	7.06, 7.07, 14.04
	(c)	7.05, 7.06, 15.02
	(d)	7.06
314	(a)	4.04, 10.01
	(b)	4.03, 4.04, 14.03
	(c)(1)	15.04
	(c)(2)	15.04
	(c)(3)	Not Applicable
	(d)	14.03, 14.04, 14.05, 14.06
	(e)	15.05
	(f)	Not Applicable
315	(a)	7.02
	(b)	7.02
	(c)	7.01, 7.02
	(d)	7.02
	(e)	6.11
316	(a)	2.07
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	Not Applicable
	(b)	6.07
	(c)	Not Applicable
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.05
318	(a)	15.01

*    This Cross-Reference Table shall not, for any purpose, be deemed a part of the Indenture.

v

Exhibits

Exhibit A	FORM OF NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C-1	APPLICATION FOR REGISTRATION AS A FINANCIAL SOURCE
Exhibit C-2	APPLICATION FOR LICENSURE AS A FINANCIAL SOURCE
Exhibit D	FORM OF INDEPENDENT ENGINEER’S CERTIFICATE

Schedules

SCHEDULE I	SCHEDULE OF LIENS EXISTING ON THE CLOSING DATE

SCHEDULE II	SCHEDULE OF CERTAIN PRODUCTS AND SERVICES

INDENTURE, dated December     , 2011, among the River Rock Entertainment Authority, an unincorporated governmental instrumentality of the Dry Creek Rancheria Band of Pomo Indians, a federally recognized Indian Tribe and sovereign nation, the Tribe (as defined below) and Deutsche Bank Trust Company Americas, a state banking corporation duly organized and existing under the laws of the State of New York, as trustee.

The Authority (as defined below), the Tribe and the Trustee (as defined below) agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined below) of the Notes (as defined below):

ARTICLE ONE
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01                                Definitions.

“Acquired Debt” means, with respect to any specified Person:

(1)  Indebtedness of any other Person existing at the time such other Person is merged with or into, became a Subsidiary of, or substantially all of its business and assets were acquired by, such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, or substantially all of its business and assets being acquired by, such specified Person; and

(2)  Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Notes” means any Series A Notes issued under this Indenture after the Closing Date in exchange for an identical then outstanding principal amount of Existing Notes.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with the specified Person or any Person who is a council member, director or officer of such Person, or any Person described above; provided that every member of the Tribe shall be deemed an Affiliate of the Authority solely by virtue of such Person’s membership in the Tribe.  For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.  For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar, Paying Agent or co-registrar.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in a Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

“Arbitration Provisions” means Ordinance 03-10-25-005 of the Tribe, entitled Dry Creek Arbitration Ordinance of 2003.

“Asset Sale” means the direct or indirect sale, lease, transfer, conveyance or other disposition (including in connection with any merger or consolidation or upon any condemnation, eminent domain or similar proceedings) of any assets or rights (including without limitation intellectual property); provided, however, that the direct or indirect sale, lease, transfer, conveyance or other disposition of all or substantially all of the Gaming Assets of the Authority shall be governed by the provisions of Section 4.14 and Section 5.01 and not by the provisions of Section 4.09.

Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales:

(1)  any single transaction or series of related transactions that: (a) involves assets having a fair market value of less than $1.0 million or (b) results in net proceeds to the Authority of less than $1.0 million;

(2)  the sale of inventory or other assets (other than receivables) in the ordinary course of business;

(3)  dispositions of Gaming Equipment in the ordinary course of business pursuant to an established program for the maintenance and upgrading of this equipment;

(4)  a Restricted Payment, Permitted Payment or Permitted Investment that is permitted by Section 4.07;

(5)  sales, transfers or other dispositions of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Authority;

(6)  any operating lease or sublease in the ordinary course of business;

(7)  the sale or other disposition of cash or Cash Equivalents;

(8)  any Event of Loss;

(9)  the creation of a Permitted Lien; and

(10)  the conveyance of real property to the United States to be held in trust for the Tribe.

“Authority” means the River Rock Entertainment Authority, an unincorporated instrumentality wholly owned by the Tribe, created by the Authority Ordinance.

“Authority Ordinance” means the Ordinance adopted by the Board of Directors of the Tribe creating the Authority.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.  The terms “Beneficially Owns” and “Beneficially Owned” shall have a corresponding meaning.

“Board of Directors” means:

(1)  with respect to a corporation, the board of directors of the corporation;

(2)  with respect to a partnership, the managing partner or partners of the partnership and, if a managing partner is a corporation, the board of directors of such corporation;

(3)  with respect to the Authority, its board of directors;

(4)  with respect to the Tribe, its board of directors; and

(5)  with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any day other than a Legal Holiday.

“Cage and Operating Cash” means cash held by the Authority in the ordinary course of its Gaming Business and cash which is required to be kept on hand for the operation thereof; provided that such amounts do not exceed an aggregate of $13.0 million.

“Capital Expenditures” means, with respect to any Person, for any period, without duplication, the sum of:

(1)           the aggregate amount of all expenditures (including with the proceeds of Funded Debt) of the Authority made during such period (a) which, in accordance with GAAP, would be classified as capital expenditures or (b) with respect to the maintenance or upgrade of assets of the Authority; and

(2)           the aggregate amount of all payments in respect of Capital Lease Obligations of the Authority during such period.

“Capital Expenditure Limit” means the sum of (1)(a) $1.0 million, plus (b) the amount of fees and expenses paid (to the extent classified under GAAP as Capital Expenditures) in connection with the issuance of the Notes and the Subordinated Notes and with efforts to refinance the Existing Notes, without duplication, (i) pursuant to the terms of the engagement letter, dated February 22, 2011, among the Authority, the Tribe, Merrill Lynch, Pierce Fenner & Smith Incorporated and Credit Suisse Securities (USA) LLC (ii) to the financial advisors and legal counsel to the Authority and the Tribe, (iii) to the trustee for the Existing Notes and the Trustee, (iv) to Moody’s and S&P and (v) to the legal advisors to the holders of the Existing Notes, plus (2) $5.0 million during each fiscal year commencing January 1, 2012, plus (3) $500,000 in the aggregate for improvements on the Proschold Property that are not related to the Emergency Vehicle Access Road, plus (4) up to $5.0 million in the aggregate for development and construction of the Emergency Vehicle Access Road; provided that any unused amounts pursuant to clauses (1)(a) and (2) of this definition up to $5.0 million in the aggregate may be carried forward and utilized in any succeeding period; provided, further, that payments made by the Authority pursuant to clauses (4) and (6) of the definition of “Permitted Payments” shall not be deemed to be Capital Expenditures for purposes of this definition.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(1)  in the case of a corporation, corporate stock;

(2)  in the case of an association or business entity (including an unincorporated organization and including the Authority), any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock or equity;

(3)  in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(1)  United States dollars;

(2)  securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition;

(3)  certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any commercial bank chartered or organized in the United States and having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(4)  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)  commercial paper having the highest rating obtainable from Moody’s or S&P and in each case maturing within six months after the date of acquisition; and

(6)  a money market fund at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition, if such fund has assets of not less than $500.0 million.

“Cash Flow” means, with respect to any specified Person for any period, the Net Income of that Person for that period adjusted as follows, without duplication:

(1)  plus an amount equal to any extraordinary loss plus the amount of any net loss realized by that Person in connection with an Asset Sale, to the extent those losses were deducted in computing Net Income;

(2)  plus Interest Expense of that Person for the relevant period, whether paid or accrued to the extent that this expense was deducted in computing Net Income;

(3)  plus depreciation, amortization (including impairment of goodwill and amortization of other intangibles, but excluding amortization of prepaid cash expenses that were paid in a prior period) and without duplication, other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person for the relevant period to the extent that depreciation, amortization and other non-cash expenses were deducted in computing Net Income;

(4)  minus non-cash items increasing Net Income for the relevant period, other than the accrual of revenue in the ordinary course of business;

(5)  plus, to the extent deducted in computing Net Income, payments made by the Authority to the Tribe during such period pursuant to clause (2) of the definition of “Permitted Payments”; and

(6)  plus, to the extent deducted in computing Net Income, payments made by the Authority during such period pursuant to clauses (6) and (7) of the definition of “Permitted Payments.”

“CGCC” means the California Gambling Control Commission.

“Change of Control” means the occurrence of any of the following:

(1)  the Authority ceases to be a wholly-controlled unit, instrumentality, enterprise or subdivision of the government of the Tribe;

(2)  the Authority ceases to have the exclusive legal right to operate the Gaming Business (other than the business activities described in clause (b) of the definition of “Gaming Business”) or the Project;

(3) the Authority sells, assigns, transfers, leases, conveys or otherwise disposes of all or substantially all of the Gaming Assets to, or consolidates or merges with or into, any other Person; or

(4)  the adoption of a plan relating to the liquidation or dissolution of the Authority or the Tribe.

“Closing Date” means December     , 2011.

“Collateral” means all “collateral” referred to in the Collateral Documents.

“Collateral Documents” means, collectively, the Security Agreement, the Collateral Trust Agreement, the Control Agreements, the Waterfall Agreement, all Uniform Commercial Code financing statement filings (in such jurisdictions as may be required by any Collateral Document or by law) related to the security interests granted by any of the foregoing documents and any other document or instrument evidencing, creating or providing for a Lien on any real or personal tangible or intangible property as security for any or all of the Obligations of the Authority or the Tribe under the Indenture and the Notes or any of the foregoing documents.

“Collateral Trust Agreement” means the Collateral Trust Agreement, dated as of the Closing Date, among the Authority, the Tribe and the Collateral Trustee.

“Collateral Trustee” means Deutsche Bank Trust Company Americas until a successor replaces it in accordance with the applicable provisions of the Collateral Trust Agreement and thereafter means the successor serving thereunder.

“Collateral Waterfall Accounts” has the meaning given in the Waterfall Agreement.

“Collection Accounts” has the meaning given in the Waterfall Agreement.

“Common Collateral” means, at any time of determination, the Collateral and all other property of the Authority and the Tribe in which each of the Collateral Trustee and the Existing Notes Indenture Trustee has, pursuant to the Collateral Documents and the Existing Notes Collateral Documents, respectively, a Lien.

“Compact” means the Tribal-State Compact between the Tribe and the State of California pursuant to IGRA, concerning which approval by the Secretary of Interior was published in the Federal Register on May 16, 2000, as the same may from time to time be amended, or such other compact between such parties as may be substituted therefor.

“Control Agreements”  means (a) the Amended and Restated Control Agreement, entered into as of December [    ], 2011, among the Existing Notes Indenture Trustee, The Bank of the West, as depository bank, the Authority and the Tribe, and executed as of the date hereof by the Trustee and the Collateral Trustee (the “Original Control Agreement”), and (b) any subsequent control agreement for any Collection Account which shall be substantially in the form of the Original Control Agreement and expressly include language substantially similar to that in Section 2 of the Original Control Agreement.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 15.02 or such other address as to which the Trustee may give notice to the Authority.

“Credit Facilities” means one or more debt facilities or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans or letters of credit, in each case as amended, modified, renewed, refunded, replaced, restated, substituted or refinanced in whole or in part from time to time.

“Current Assets” means all amounts (other than cash and cash equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Authority.

“Current Liabilities” means all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Authority, other than current maturities of long-term Indebtedness.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note, bearing the Financial Source Legend, registered in the name of the Holder thereof and issued in accordance with Section 2.07, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.04 as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Determination of Taxability” means a determination by the Commissioner or any District Director of the Internal Revenue Service or any court of competent jurisdiction to the effect that the interest payable on the Series B Notes is included in the gross income for federal tax purposes of the holders thereof or any former holders thereof.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the Stated Maturity of the final installment of principal of the Notes.  Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Authority to repurchase or redeem such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Authority may not repurchase or redeem any such Capital Stock unless such repurchase or redemption complies with Section 4.07.

“Equally and Ratably” means, in reference to sharing of Liens or proceeds thereof as between holders of Parity Lien Obligations, that such Liens or proceeds will be allocated and distributed on all outstanding Parity Lien Obligations to the Parity Lien Representative for each outstanding Series of Parity Lien Debt ratably in proportion to the aggregate unpaid amount of such Parity Lien Obligations due and demanded (with written notice to the applicable Parity Lien Representative and the Collateral Trustee) prior to the date such distribution is made.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Event of Loss” means, with respect to any asset, any (1) loss, destruction or damage of such asset, (2) condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such asset or the requisition of the use of such asset or (3) settlement in lieu of clause (2) above.

“Excess Cash Flow” means, for any fiscal period, the sum of, without duplication:

(1) the Authority’s Net Income for such fiscal period;

(2)  plus depreciation, amortization (including impairment of goodwill and amortization of other intangibles, but excluding amortization of prepaid cash expenses that were paid in prior period) and, without duplication, other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of that Person for the relevant period to the extent that depreciation, amortization and other non-cash expenses were deducted in computing Net Income;

(3)  minus non-cash items increasing such Net Income for such fiscal period other than the accrual of revenue in the ordinary course of business;

(4)  minus, to the extent not already deducted in computing Net Income for such fiscal period, Capital Expenditures paid in cash by the Authority during such fiscal period (except to the extent funded with the proceeds of Funded Debt or an Asset Sale or Event of Loss) (provided the amount subtracted pursuant to this clause (4) during such fiscal period shall not exceed the Capital Expenditure Limit);

(5)  minus, to the extent not already deducted in computing Net Income for such fiscal period, payments made by the Authority during such fiscal period pursuant to clauses (1), (2), (6) and (7) of the definition of “Permitted Payments”;

(6)  plus decreases in Working Capital during such fiscal period in an amount not to exceed $1.0 million (other than decreases attributable to payments made or to be made pursuant to clause (2) of the definition of “Permitted Payments”);

(7)  minus increases in Working Capital during such fiscal period in an amount not to exceed $1.0 million (other than increases attributable to payments made or to be made pursuant to clause (2) of the definition of “Permitted Payments”);

(8)  minus principal payments made on Permitted Debt (other than the Notes, the Subordinated Notes and the Existing Notes) at the Stated Maturity thereof during such fiscal period;

(9) plus cash proceeds of amounts excluded from Net Income pursuant to clauses (a) and (b) of the definition of “Net Income”; and

(10) plus the amount of interest expense, if any, on the Existing Notes and the Subordinated Notes deducted in computing Net Income for such fiscal period that was not paid in cash or, in the case of the Subordinated Notes, may not be paid in cash pursuant to the terms of this Indenture as in effect on the ECF Redemption Date with respect to which Excess Cash Flow is being calculated

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Assets” means:

(1) any leases, permits, licenses (including without limitation Gaming Licenses), other contracts or agreements or other assets or property to the extent that a grant of a Lien thereon is prohibited by federal or state law provided, that, immediately upon the ineffectiveness, lapse or termination of such prohibition, Excluded Assets shall not include, and the Authority shall be deemed to have granted a security interest in, all such leases, permits, licenses, other contracts and agreements and such other assets and property as if such prohibition had never been in effect;

(2) the Proschold Lease Agreement;

(3) deposit and securities accounts that the Authority designates as Excluded Assets by written notice to the Trustee and in the aggregate have a fair market value (as determined in good faith by the Authority’s Board of Directors) of less than $100,000;

(4)  all personal property constituting assets of the Tribal Gaming Commission and reasonably required to be owned or otherwise in the possession of the Tribal Gaming Commission for the proper discharge of the Tribal Gaming Commission’s responsibilities under the Tribal Gaming Ordinance;

(5)  all personal property benefiting the Authority primarily because of its use in connection with the Tribe’s provision of customary essential governmental services relating to tribal administration, public facilities, fire, police, public health, education, sewer, water, environmental and land use, transportation, utility services and similar non-commercial services customarily provided by a government; and

(6)  any real property held in trust for the Tribe by the United States for the benefit of the Tribe or owned by the Tribe (and all improvements, fixtures and accessions to such property) (but excluding, for the avoidance of doubt, any real property owned by any other Tribal Party that is not held in trust).

“Existing Notes” means the Authority’s 9 ¾% Senior Notes due 2011.

“Existing Notes Collateral Documents” means the “Collateral Documents” as defined in the Existing Notes Indenture.

“Existing Notes Indenture” means the Indenture, dated November 7, 2003, among the Tribe, the Authority and U.S. Bank National Association, as trustee, relating to the Existing Notes, as amended or supplemented as of the Closing Date.

“Existing Notes Indenture Debt” means the Existing Notes and all Obligations of the Authority thereunder, under the Existing Notes Indenture and under the Existing Notes Collateral Documents.

“Existing Notes Indenture Trustee” means the “Trustee” as defined in the Existing Notes Indenture.

“Existing Notes Pledge and Security Agreement” means the “Pledge and Security Agreement” as defined in the Existing Notes Indenture.

“Financial Source” means, within the meaning of Section 6.4.6 of the Compact, any person extending financing, directly or indirectly, to the Tribe’s gaming facility or gaming operation.

“Financial Source Legend” means the legend set forth in Section 2.07(f)(ii) to be placed on all Notes issued under this Indenture.

“Financial Source Regulation” means Regulation DCGC-2EMG of the Tribal Gaming Commission, adopted on October 20, 2003.

“Funded Debt” means all Indebtedness for borrowed money of the Authority that matures more than one year from the date of its incurrence or matures within one year from such date and is renewable or extendable, at the option of the Authority, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders thereunder to extend credit during a period of more than one year from such date, including all amounts of Funded Debt required to be paid or prepaid within one year from the date of its creation and Indebtedness in respect of the Notes.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or Governmental Accounting Standards Board, as applicable, or in other statements by other entities that have been approved by a significant segment of the accounting profession, which are in effect on the Closing Date.

“Gaming Assets” means (a) any and all real, mixed and personal property owned by or on behalf of any Tribal Party (including the Authority) that is (i) associated with, or reasonably related and beneficial to, the Gaming Business (including the Project and the Proschold Property) or (ii) reflected on the balance sheet of the Authority as of December 31, 2002 or any subsequent balance sheet of the Authority, (b) the Gaming Business and any related parking or parking-related improvements or structures and (c) all tangible and intangible property associated with, or reasonably related and beneficial to, the Gaming Business owned by or on behalf of any Tribal Party, including, (i) all gaming, hotel, resort, entertainment, transportation, restaurant and related equipment, (ii) all intellectual property, (iii) the books and records thereof and all office equipment and receptacles associated therewith and (iv) all revenues of any Tribal Party derived from the Gaming Business, exclusive of revenues distributed by the Authority to another Tribal Party as permitted by this Indenture for application to non-Gaming Business purposes.

“Gaming Authority” means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States federal or foreign government, the Tribe, any state, province or any city or other political subdivision whether now or hereafter in existence, or any officer or official thereof, with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Tribe or the Authority, including the Tribal Gaming Commission and any division of the Tribe having such authority.

“Gaming Business” means (a) the Project and any Class II and Class III Gaming (as such terms are defined in IGRA) business and any activity or business incidental, related, complementary or similar thereto, or any business or activity that is a reasonable extension, development or expansion thereof or ancillary thereto, including without limitation any hotel, entertainment, transportation, golf, recreation, racetrack or other activity or business designed to promote, market, support, develop, construct or enhance the gaming and resort business operated by or on behalf of any Tribal Party (including the Authority), including internet gaming, and (b) all business activities on the Proschold Property, including the vineyard thereon.

“Gaming Equipment” means a “gaming device” as defined in the Compact.

“Gaming License” means every license, permit, franchise or other authorization from any Gaming Authority required on the Closing Date or at any time thereafter to own, lease, operate or otherwise conduct the Gaming Business of the Tribe or the Authority, including all licenses granted under the Tribal Gaming Ordinance, and the regulation promulgated pursuant thereto, and other applicable federal, state, foreign or local laws.

“Global Note Legend” means the legend set forth in Section 2.07(f)(i), which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Financial Source Legend and the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Sections 2.01, 2.07(b) or 2.07(d) of this Indenture.

“Government Securities” means securities that are (a) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the Authority, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as a custodian with respect to any such U.S. Government obligation or a specific payment of principal of or interest on any such U.S. Government obligation held by such custodian for the account of the holder of such depository receipt.  However, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government obligation or the specific payment of principal of or interest on the U.S. Government obligation evidenced by such depository receipt.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)  interest rate swap agreements, interest rate cap agreements and interest rate collar agreements;

(2)  foreign currency or commodity hedge, swap, exchange and similar agreements; and

(3) other agreements or arrangements designed to protect such Person against fluctuations in interest rates, currency exchange rates or commodity prices.

“Holder” means a Person in whose name a Note is registered.

“IGRA” means the Indian Gaming Regulatory Act of 1988, PL 100-497, 25 U.S.C, §2701 et seq., as the same may from time to time be amended.

“Indebtedness” means, with respect to any specified Person and without duplication, any liability or obligation of such Person, whether or not contingent:

(1)  for borrowed money;

(2)  evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)  in respect of banker’s acceptances;

(4)  representing Capital Lease Obligations;

(5)  representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable;

(6)  all obligations of such Person with respect to the redemption, repayment, repurchase or other acquisition or retirement of any Disqualified Stock;

(7)  representing any Hedging Obligations; and

(8)  to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person,

if and to the extent any of the preceding items (other than letters of credit, Hedging Obligations and the amount of that Person’s obligation for the redemption, repayment, repurchase or other acquisition or retirement of Disqualified Stock) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.  In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.  Further, the term “Indebtedness” will include the liquidation preference and any mandatory redemption obligation in respect of any Disqualified Stock of the Authority.

The amount of any Indebtedness outstanding as of any date shall be:

(a)  the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

(b)   the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indenture Debt” means the Notes and all Obligations of the Authority thereunder, under this Indenture and under the Collateral Documents.

“Independent Engineer” means a firm (but not an individual) that (1) is a general contractor or engineer of regional or national standing, (2) is qualified and experienced with respect to road development and construction, (3) does not have any direct financial interest or any material indirect financial interest in the Authority or any Affiliate thereof and (4) is not serving the Authority or any Affiliate as an officer, director, employee, promoter, underwriter, trustee or partner (or serving the Authority or any Affiliate in any such capacity with any Person performing a similar function).

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Insolvency Proceeding” means any proceeding in respect of bankruptcy, insolvency, liquidation, winding up, receivership, dissolution, readjustment or reorganization, or any assignment for the benefit of creditors, or any marshalling of assets or liabilities, or any other similar proceeding or event, in each case howsoever implemented or effected (including, without limitation, any of the foregoing under any Bankruptcy Law).

“Interest Expense” means, with respect to any Person for any period:

(1)  the aggregate amount of interest that, in conformity with GAAP, would be set forth opposite the caption “interest expense” or any like caption on an income statement for such Person, including, but not limited to:

(a)  imputed interest included in Capital Lease Obligations,

(b)  all net commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing,

(c)  the net effect of all payments made or received pursuant to Hedging Obligations,

(d)  amortization of other financing fees and expenses,

(e)  the interest portion of any deferred payment obligation,

(f)  amortization of discount or premium, if any, and

(g)  all other non-cash interest expense (other than one-time write-offs of debt issuance costs),

plus, without duplication;

(2)  all net capitalized interest for such period and all interest incurred or paid under any guarantee of Indebtedness (including a guarantee of principal, interest or any combination thereof) of any Person, plus the amount of all dividends or distributions paid on Disqualified Stock (other than dividends paid or payable in shares of Capital Stock of the Authority), less the amortization of deferred financing costs associated therewith.

“Investments” means, with respect to any Person, all direct or indirect investments by that Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances, extensions of credit or capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities or Hedging Obligations, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.  The acquisition by the Authority of a Person that holds an Investment in any third Person shall be deemed to be an Investment by the Authority in that third Person in an amount equal to the fair market value of the Investment held by the acquired Person in that third Person in an amount determined as provided in Section 4.07(c).

“Key Project Assets” means:

(1)  any real property or interest in real property comprising the Project held in trust for the Tribe by the United States and all interests in the Proschold Property of any Tribal Party, including the Proschold Easement;

(2)  any improvement to the real property comprising the Project (but excluding any real property improvements determined by the Authority in good faith to be no longer useful to the operation of the Project); and

(3)  any business records of the Authority or the Tribe relating to the operation of the Project.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.  If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Lien Sharing and Priority Confirmation” means as to any Series of Parity Lien Debt incurred after the Closing Date, the written agreement of the holders of such Series of Parity Lien Debt, as set forth in the credit agreement or other agreement governing such Series of Parity Lien Debt, for the enforceable benefit of all holders of each existing and future Series of Parity Lien Debt and each existing and future Parity Lien Representative:

(a)           that all Parity Lien Obligations will be and are secured Equally and Ratably by all Liens on the Collateral at any time granted by the Authority to secure any Obligations in respect of such Series of Parity Lien Debt and that all such Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Parity Lien Obligations Equally and Ratably;

(b)           that the holders of Obligations in respect of such Series of Parity Lien Debt are bound by the provisions of the Collateral Trust Agreement, including the provisions relating to the ranking of Liens on the Collateral and the order of application of proceeds from the enforcement of Liens on the Collateral; and

(c)           consenting to and directing the Collateral Trustee to perform its obligations under the Collateral Trust Agreement and the other Collateral Documents.

“Make Whole Premium” means with respect to a Note at any redemption date, the greater of (i) 1% of the principal amount of such Note or (ii) the excess of (A) the present value of (1) the redemption price of such Note at November 1, 2015 (as set forth in Section 3.07(c)), plus (2) all required interest payments due on such Note through and including November 1, 2015, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the then-outstanding principal amount of such Note, less accrued but unpaid interest thereon to the redemption date.

“MOA” means the Memorandum of Agreement, dated March 18, 2008, between the Tribe and the County of Sonoma, State of California, as amended by the letter agreement dated May 23, 2011 and approved by the board of supervisors of the County of Sonoma on May 25, 2011.

“Moody’s” means Moody’s Investors Service and any successor thereof.

“Net Income” means, with respect to any specified Person for any period, the net income (loss) of that Person before distributions to the Tribe for that period, determined in accordance with GAAP, excluding, however,

(a)  any gain (but not loss), together with any related provision for taxes on that gain (but not loss), realized in connection with: (i) any Asset Sale or (ii) the disposition of any securities by that Person or the extinguishment of any Indebtedness of that Person;

(b)  any extraordinary gain (but not loss), together with any related provision for taxes on that extraordinary gain (but not loss); and

(c)  the cumulative effect of a change in accounting principles;

provided that, for purposes of computing Net Income of the Authority, the net income (loss) derived by the Tribe from the Proschold Property (adjusted as provided for in clauses (a), (b) and (c) above) shall be included in the Net Income of the Authority.

“Net Loss Proceeds” means the aggregate proceeds in the form of cash or Cash Equivalents received by the Authority in respect of any Event of Loss, including, without limitation, insurance proceeds from condemnation award or damages awarded by any judgment, net of the direct costs in recovery of such proceeds (including, without limitation, legal, accounting, appraisal and insurance adjuster fees and any relocation expenses incurred as a result thereof), taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and amounts required to be applied to the repayment of Indebtedness (other than the Notes) secured by a Lien on the asset or assets that were the subject of such Event of Loss.

“Net Proceeds” means the aggregate proceeds in the form of cash or Cash Equivalents received by the Authority in respect of any Asset Sale (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to the Asset Sale, including, without limitation, legal, accounting and investment banking fees, brokerage and sales commissions, any relocation expenses incurred as a result of the Asset Sale and any taxes paid or payable by the Authority as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and any reserve for adjustment in respect of the sale price of the asset or assets established in accordance with GAAP.

“NIGC” means the National Indian Gaming Commission.

“Notes” means the Series A Notes and the Series B Notes.  Except as set forth herein, the Series A Notes and the Series B Notes shall be treated as a single class for all purposes under this Indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offer to Exchange” means the offer to exchange and consent solicitation statement of the Authority, dated November 18, 2011, including documents incorporated by reference therein.

“Officer” means, with respect to any Person, the Chairman, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Authority by at least two Officers of the Authority, one of whom must be the Chairman, the Chief Executive Officer, the Chief Financial Officer, the Treasurer or the Controller of the Authority, that meets the requirements of Section 15.05.

“Operating Expenses” means the current expenses of operation, maintenance and repair of the Project, including wages, salaries, benefits and bonuses to personnel, the cost of materials and supplies used for current operation and maintenance, security costs, utility expenses, trash removal, cost of goods sold and advertising and marketing expenses, insurance premiums and the reasonable, actual out-of-pocket expenses of the Tribal Gaming Commission; provided, however, that “Operating Expenses” shall not include any of the following:  interest expense or any other payment in respect of any Indebtedness, capital lease payments (excluding capital lease payments with respect to gaming devices and other equipment required for the regular operations of the Project), any allowance for depreciation, renewals or replacement of capital assets and any other non-cash charges.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 15.05; provided, however, that such legal counsel shall not be an employee of, or internal counsel to, the Authority, the Tribe, or any of their Affiliates.

“Ownership Interest” means, with respect to any Person, Capital Stock of such Person or any interest which carries the right to elect or appoint any member of the Board of Directors or other executive office of such Person.

“Parity Lien” means a Lien granted, or purported to be granted, by a Parity Lien Collateral Document to the Collateral Trustee, at any time, to secure Parity Lien Obligations.

“Parity Lien Collateral Documents” means the Collateral Documents and all other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by a Tribal Party creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Trustee, for the benefit of any of the Parity Lien Secured Parties, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

“Parity Lien Debt” means:

(1)           the Notes; and

(2)           any Indebtedness of the Authority incurred under clause (a) of the second paragraph of Section 4.08 that is secured Equally and Ratably with the Notes by a Lien on the Collateral that was permitted to be incurred and so secured under each Parity Lien Document; provided that in the case of any Indebtedness referred to in this clause (2):

(a)           on or before the date on which such Indebtedness is incurred, such Indebtedness is designated by the Authority, in an Officers’ Certificate delivered to each Parity Lien Representative and the Collateral Trustee, as “Parity Lien Debt” for the purposes of each Parity Lien Document;

(b)           such Indebtedness is governed by a credit agreement or other agreement that includes a Lien Sharing and Priority Confirmation; and

(c)           all requirements set forth in the Collateral Trust Agreement as to the confirmation, grant or perfection of the Collateral Trustee’s Liens on the Collateral to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (c) will be conclusively established if the Authority delivers to the Collateral Trustee an Officers’ Certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is “Parity Lien Debt”).

“Parity Lien Documents” means this Indenture and any credit agreement or other agreement pursuant to which any Parity Lien Debt is incurred and any related documents or agreements evidencing, governing or implementing such Parity Lien Debt, including, without limitation, the Notes.

“Parity Lien Obligations” means Parity Lien Debt and all other Obligations in respect thereof.

“Parity Lien Representative” means:

(1)           in the case of the Notes, the Trustee; and

(2)           in the case of any other Series of Parity Lien Debt, the trustee, agent or representative of the holders of such Series of Parity Lien Debt who maintains the transfer register for such Series of Parity Lien Debt and (a) is appointed as a Parity Lien Representative (for purposes related to the administration of the Collateral Documents) pursuant to the credit agreement or other agreement governing such Series of Parity Lien Debt, together with its successors in such capacity, and (b) has become a party to the Collateral Trust Agreement by executing a joinder in the form required under the Collateral Trust Agreement.

“Parity Lien Secured Parties” has the meaning given in the Collateral Trust Agreement.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“Permitted Investments” means any of the following items:

(1)  any Investment in the Authority (but excluding Investments in Subordinated Indebtedness and Existing Notes);

(2)  any Investment in Cash Equivalents;

(3)  any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.09;

(4)  payroll advances to employees of the Authority for travel, entertainment and relocation expenses in the ordinary course of business; and

(5)  accounts and notes receivable if created or acquired in the ordinary course of business and which are payable or dischargeable in accordance with customary trade terms.

“Permitted Liens” means:

(1) Parity Liens so long as those Liens are pari passu or junior in priority to the Liens securing the Notes.

(2)  Liens on the Common Collateral granted pursuant to the Existing Notes Pledge and Security Agreement, held by the Existing Notes Indenture Trustee and securing Existing Notes Indenture Debt so long as those Liens are junior in priority to the Liens securing the Notes and the other Parity Lien Debt;

(3)  Liens in favor of the Authority;

(4)  Liens existing on the Closing Date that are set forth on Schedule I;

(5)  Liens on property existing at the time of acquisition thereof by the Authority; provided that those Liens were in existence prior to the contemplation of the acquisition and do not extend to any assets other than the acquired property;

(6)  Liens or deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(7)  Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(8)  leases or subleases permitted pursuant to the terms of this Indenture and that are granted to others and do not in any material respect interfere with the business of the Authority;

(9)  carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar Liens arising in the ordinary course of business and not overdue for a period of more than 90 days or which are being contested in good faith by appropriate proceedings;

(10)  Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation;

(11)  Liens arising as a result of easements, survey exceptions, title defects, restrictions, encumbrances reservation of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes or zoning or other restrictions as to the use of real property which, in the aggregate, do not materially interfere with the ordinary course of the business of the Authority;

(12)  Liens incurred in the ordinary course of business of the Authority with respect to obligations that do not exceed $2.5 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially impair the operation of business by the Authority;

(13)  Liens created by or resulting from any legal proceeding with respect to which the Authority is prosecuting an appeal or other proceeding for review and the Authority is maintaining adequate reserves in accordance with GAAP only if junior in priority to Liens securing Parity Lien Debt;

(14)  Liens arising by reason of a judgment, decree or court order, to the extent not otherwise resulting in an Event of Default and only if junior in priority to Liens securing Parity Lien Debt; and

(15)  extensions or renewals of any Liens referred to in clauses (1) and (3) through (14) above, provided that the renewal or extension is limited to all or part of the assets or property securing the original Lien and, for purposes of clauses (13) and (14), that Liens permitted by those clauses be junior in priority to Liens securing Parity Lien Debt; provided, however, it is acknowledged that Permitted Liens will not include any Lien on the land held in trust for the Tribe by the United States or any real property interest therein, including the buildings, improvements and fixtures, which will give the holder thereof a proprietary interest in any gaming activity as prohibited by Section 11(b)(2)(A) of IGRA.

“Permitted Payments” means any of the following items:

(1)  Priority Tribal Distributions; provided that if any portion of a Priority Tribal Distribution permitted to be paid pursuant to this clause (1) is not distributed with respect to any period, such amount may be distributed in the following period in addition to the amount otherwise permitted to be distributed pursuant to this clause (1) during such following period; provided, further, that no interest shall accrue on any Priority Tribal Distribution not actually distributed;

(2)  payments to reimburse the Tribe for amounts paid by the Tribe in accordance with Section XVI of the MOA as in effect on the Closing Date;

(3)  payments by the Authority to the Tribe for actual services or products of the types identified on Schedule II that are rendered or delivered in the Authority’s ordinary course of business and are reasonably necessary or desirable for the operation of the Authority; provided that (a) in the good faith determination of an Officer the amounts paid with respect to any such services or products shall not exceed the lesser of (i) the actual amounts for such services or products (with no markup or profit if being provided by a third party) and (ii) the amount that would otherwise be paid for such services or products to an unrelated Person in an arm’s-length transaction and (b) no such payments shall be for government overhead of any Tribal Party; provided, further, (A) with respect to any individual transaction with aggregate payments or consideration in excess of $500,000 but less than $1.0 million in any fiscal year or any series of related transactions with aggregate payments or consideration exceeding $1.0 million but less than $2.5 million in any fiscal year, the Authority delivers to the Trustee an Officer’s Certificate certifying that such transaction or series of related transactions is on terms at least as favorable to the Authority as would be the case in an arm’s-length transaction with an unrelated Person, and (B) with respect to any individual transaction with aggregate payments or consideration exceeding $1.0 million in any fiscal year or any series of related transactions with aggregate payments or consideration exceeding $2.5 million in any fiscal year, the Authority delivers to the Trustee a resolution of its Board of Directors set forth in an Officers’ Certificate certifying that the transaction has been approved by a majority of the disinterested members of its Board of Directors, together with evidence that the Board of Directors has taken into account cost estimates from at least two unrelated Persons;

(4)  payments in an amount equal to the reasonable, actual out-of-pocket expenses of the Tribal Gaming Commission incurred in the ordinary course of business in an amount not in excess of $4.0 million in any twelve month period; provided that such amount may be increased, if necessary, for reasonable, actual out-of-pocket expenses incurred by the Tribal Gaming Commission for third party expenses related to non-recurring and extraordinary matters outside of the ordinary course of business in connection with the discharge of the Tribal Gaming Commission’s regulatory obligations, such as investigations, inspections, enforcement actions and internal control audits;

(5)  distributions to the Tribe to be used within 10 days of such payment to pay any fees imposed upon the Tribe by the NIGC or any California state or local governmental authority that is directly related to the Gaming Business;

(6)  lease payments under the Proschold Lease Agreement made to the lessor thereunder not to exceed (a) $232,000 per month from the Closing Date through July 1, 2016 and (b) $12,000 per month thereafter; and

(7)  payments to the Tribe to be used solely for real estate taxes imposed by the State of California and the County of Sonoma, California on the Proschold Property, net of any rebates, refunds or credits provided (if applicable) related to any reassessments;

provided, however, that no payments shall be made pursuant to clauses (3) through (7) above with respect to any reimbursements for amounts expended prior to the Closing Date relating to the development, construction, equipping or opening of a casino or hotel or any related amenities or facilities.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Authority issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Authority (other than intercompany Indebtedness or the Existing Notes); provided that:

(1)  the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the outstanding principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of all expenses and premiums incurred in connection therewith);

(2)  the Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3)  if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, the Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of the Notes (including interest and amortization payments required) as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded provides for payment of interest in-kind under any circumstances, the Permitted Refinancing Indebtedness provides for payment of interest in-kind in all such circumstances.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity, including the Authority and the Tribe.

“Pledged Revenues” has the meaning given in the Waterfall Agreement.

“Priority Tribal Distributions” means a monthly distribution by the Authority to the Tribe, commencing with the first month during which the Closing Date occurs, in an amount determined as set forth below:

(1) if at the time of any such distribution no Default or Event of Default has occurred and is continuing and if the Authority’s Cash Flow for its most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which any such payment is proposed to be made is (a) less than or equal to $40.0 million, $500,000; (b) greater than $40.0 million but less than or equal to $45.0 million, $583,333; (c) greater than $45.0 million but less than or equal to $50.0 million, $666,667 or (d) greater than $50.0 million, $750,000; or

(2) if at the time of any such distribution a Default or Event of Default has occurred and is continuing, $500,000.

“Project” means the multi-amenity gaming, food and entertainment complex, located on the Tribe’s reservation in Geyserville, California, as operated by the Authority (or any other Tribal Party) on the Closing Date and any additions, extensions or modification thereof and any additional gaming entertainment or resort facilities operated by the Authority (or any other Tribal Party), in all cases including all food and beverage, parking, hotel, entertainment, recreation and retail operations (including internet gaming) owned, operated or leased by any Tribal Party.

“Proschold Grant of Easement” means the Grant of Temporary Emergency Vehicle Access Easement, dated as of August 3, 2011, pursuant to which the Grantor (as defined therein) has granted to the Authority an easement (the “Proschold Easement”) for purposes of constructing and maintaining an emergency vehicle access road (the “Emergency Vehicle Access Road”), as in effect on the Closing Date.

“Proschold Lease Agreement” means the Ground Lease dated October 31, 2011, between the Authority and the Tribe.

“Proschold Promissory Note” means the Purchase Money Promissory Note dated July 31, 2011, in the original amount of $11,700,000, executed by the Tribe in favor of the lenders named therein, and any amendments, extensions, refinancing, renewals, replacements or refundings thereof.

“Proschold Property” means the real property located in the County of Sonoma, State of California, as described in Exhibit A to the Proschold Grant of Easement.

 “Qualifying Institution” means each of the following institutions listed in subsection (f) of the State Bond Regulation, so long as the institution, acting for its own account or the accounts of other entities listed below, in the aggregate owns at least $100,000,000 of securities of issuers that are not affiliated with the institution:

(1)  any federal-regulated or state-regulated bank or savings association or other federal- or state-regulated lending institution;

(2)  any company that is organized as an insurance company, the primary and predominant business activity of which is the writing of insurance or the reinsuring of risks underwritten by insurance companies, and that is subject to supervision by the Insurance Commissioner of California, or a similar official or agency of another state;

(3)  any investment company registered under the federal Investment Company Act of 1940 (15 U.S.C. sec. 80a-1 et seq.);

(4)  any retirement plan established and maintained by the United States, an agency or instrumentality thereof, or by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees;

(5)  any employee benefit plan within the meaning of Title I of the federal Employee Retirement Income Security Act of 1974 (29 U.S.C. sec. 1001 et seq.);

(6)  any securities dealer registered pursuant to the Exchange Act; or

(7)  any entity, all of the equity owners of which individually meet the criteria of this definition.

“Regulation S-X” means Regulation S-X promulgated under the Securities Act.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee (or any successor office of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Group and any successor thereof.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means the Pledge and Security Agreement, dated the Closing Date, among the Tribe, the Authority and the Collateral Trustee.

“Senior Indebtedness” means Total Indebtedness, other than any Subordinated Indebtedness.

“Senior Leverage Ratio” means, as of any date of determination, the ratio of (1) the Authority’s Senior Indebtedness plus the amount of the Indebtedness outstanding on the Proschold Promissory Note, in each case on the date of such determination, to (2) the Authority’s Cash Flow for its most recently completed four full fiscal quarters for which internal financial statements are available; provided, however, that:

(a)                                  if the Authority has incurred any Indebtedness since the beginning of such period and through the date of determination of the Senior Leverage Ratio that remains outstanding on the date of determination, Cash Flow for the applicable period and Senior Indebtedness on the date of determination shall be calculated after giving effect on a pro forma basis to (1) such Indebtedness as if such Indebtedness had been incurred on the first day of such period (provided that, to the extent such Indebtedness reflects working capital requirements in the ordinary course and is incurred under a revolving credit facility (or similar arrangement or under any predecessor revolving credit or similar arrangement), the average balance of such Indebtedness at the end of each fiscal quarter during such period shall be considered outstanding for purposes of this calculation) and (2) the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; and

(b)                                 any acquisition, disposition or Investment, as determined in accordance with GAAP, that has been made since the beginning of such period and through the date of determination of the Senior Leverage Ratio shall be given pro forma effect in accordance with Regulation S-X as if it had occurred on the first day of such period.

“Series A Notes” means the Authority’s 9% Series A Senior Notes due 2018 issued under this Indenture on the Closing Date and any Additional Notes.

“Series B Notes” means the Authority’s 8% Series B Tax-Exempt Senior Notes due 2018 issued under this Indenture on the Closing Date.

“Series of Parity Lien Debt” means, severally, the Notes and each other issue or series of Indebtedness that constitutes Parity Lien Debt.

“State Bond Regulation” means Regulation CGCC-2 of the California Gambling Control Commission, as the same may be amended, supplemented, restated or replaced from time to time.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means the Subordinated Notes and any other Indebtedness which by its terms is expressly subordinate in right of payment in any respect to the payment of any Obligation on the Notes.

“Subordinated Notes” means the $27,600,000 in aggregate principal amount of the Authority’s 6.50% Senior Subordinated Notes due 2019, issued under the Subordinated Notes Indenture on the Closing Date and any additional Subordinated Notes issued, and any increases in principal amount of outstanding Subordinated Notes in the form of a global note, in each case from time to time to pay interest thereon in accordance with the terms of the Subordinated Notes Indenture, as in effect on the Closing Date.

“Subordinated Notes Indenture” means the Indenture, dated as of the Closing Date, among the Authority, the Tribe and the Subordinated Notes Trustee, governing the Subordinated Notes, as amended or supplemented from time to time in compliance with Section 4.22 of this Indenture.

“Subordinated Notes Indenture Debt” means the Subordinated Notes and all Obligations of the Authority thereunder and under the Subordinated Notes Indenture.

“Subordinated Notes Trustee” means Deutsche Bank Trust Company Americas until a successor replaces it in accordance with the applicable provisions of the Subordinated Notes Indenture.

“Subsidiary” means:

(1)  with respect to any specified Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more other subsidiaries of that Person (or a combination thereof); and

(2)  any instrumentality or subdivision or subunit of the Authority that has a separate legal existence or status or whose property and assets would not otherwise be bound by the terms of this Indenture.

“Termination Date” has the meaning given in the Proschold Grant of Easement.

“TIA” means the Trust Indenture Act of 1939, as in effect on the Closing Date; provided, however, that in the event that the Trust Indenture Act of 1939 is amended after such date, “TIA” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Total Indebtedness” means, on any date of determination, the aggregate Indebtedness of the Authority on such date.

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H. 15(519) which has become publicly available at least two Business Days prior to the redemption date or, if such Statistical Release is no longer published, any publicly available source or similar market data) most nearly equal to the period from the redemption date to November 1, 2015; provided, however, that if the period from the redemption date to November 1, 2015 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to November 1, 2015 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Tribal Gaming Commission” means the Dry Creek Gaming Commission, established under the Tribal Gaming Ordinance.

“Tribal Gaming Ordinance” means the Tribal Gaming Ordinance of the Tribe adopted on April 8, 1997.

“Tribal Party” means the Tribe, the Authority and any other committee, commission, department, board, instrumentality or political subdivision of the Tribe or the Authority or other entity wholly-owned or directly or indirectly controlled by the Tribal Council of the Tribe, the Board of Directors of the Tribe or the Board of Directors of the Authority; provided that the Tribal Gaming Commission shall not be deemed a “Tribal Party” for any purpose hereunder

“Tribe” means the Dry Creek Rancheria Band of Pomo Indians, a sovereign Indian tribe recognized by the United States of America.

“Trustee” means Deutsche Bank Trust Company Americas until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“UCC Ordinance” means Ordinance No. 03-10-25-004 of the Tribe, entitled Dry Creek Governmental Secured Transaction Code.

 “Waterfall Agreement” means the Waterfall Agreement, dated as of the Closing Date, among the Authority, the Tribe, the Trustee, the Subordinated Notes Trustee, the Collateral Trustee and Deutsche Bank Trust Company Americas, as Depository.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)  the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that shall elapse between that date and the making of the payment; by

(2)  the then outstanding principal amount of that Indebtedness.

“Working Capital” means, on any date, the excess of Current Assets on such date less Current Liabilities on such date.

Section 1.02                                Other Definitions.

Term	Defined in Section
“AAA”	11.01
“Act”	15.14
“Affiliate Transaction”	4.10
“Applicable Courts”	11.01
“Asset Sale Offer”	4.09
“Authentication Order”	2.02
“Change of Control Offer”	4.14
“Change of Control Payment”	4.14
“Change of Control Payment Date”	4.14
“Covenant Defeasance”	8.03
“CUSIP”	2.14
“DTC”	2.04
“ECF Period”	3.10
“ECF Redemption Date”	3.10
“Emergency Vehicle Access Road”	Definition of “Proschold Grant of Easement”
“Event of Default”	6.01
“Event of Loss Offer”	4.19
“Excess Loss Proceeds”	4.19
“Excess Sales Proceeds”	4.09
“incur”	4.08
“Legal Defeasance”	8.02
“Management Activities”	15.18
“Orders”	11.01
“Paying Agent”	2.04
“Payment Default”	6.01
“Permitted Claims”	11.01
“Permitted Debt”	4.08
“Permitted Party”	11.01
“Proschold Easement”	Definition of “Proschold Grant of Easement”
“Registrar”	2.04
“Related Judgment”	15.09
“Related Proceedings”	15.09
“Repurchase Date”	3.09
“Repurchase Offer”	3.09
“Repurchase Offer Amount”	3.09
“Repurchase Offer Period”	3.09
“Restricted Payments”	4.07

Section 1.03                                Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security Holder” means a Holder of a Note;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes means the Authority and any successor obligor upon the Notes.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04                                Rules of Construction.

Unless the context otherwise requires:

(a)  a term has the meaning assigned to it;

(b)  an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)  “or” is not exclusive;

(d)  words in the singular include the plural, and in the plural include the singular;

(e)  provisions apply to successive events and transactions;

(f)  “will” shall be interpreted as a command;

(g)  the term “including” is not limiting;

(h)  references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time;

(i)  “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(j)  all references to Articles, Sections or subdivisions refer to Articles, Sections or subdivisions of this Indenture unless otherwise indicated.

ARTICLE TWO
THE NOTES

Section 2.01                                Form and Dating.

(a)  General.  The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.  Each Note shall be dated the date of its authentication.  The Notes shall be issued only in registered form without coupons and only shall be in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Authority, the Tribe and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)  Global Notes.  Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.07.

Section 2.02                                Execution and Authentication.

Two Officers of the Authority shall sign the Notes for the Authority by manual or facsimile signature.  If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual signature of the Trustee.  Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.  The Trustee shall, upon a written order of the Authority signed by two Officers of the Authority (an “Authentication Order”), authenticate:

(a)  $         million principal amount of Series A Notes and $           million principal amount of Series B Notes, in each case, on the Closing Date; and

(b) Additional Notes from time to time for original issue in aggregate principal amounts specified by the Authority but only in exchange for an equal aggregate principal amount of Existing Notes and after the following conditions have been met:

(i) Receipt by the Trustee of an Officers’ Certificate specifying

(A) the amount of Notes to be authenticated and the date on which the Notes are to be authenticated,

(B) that such Notes are being issued in exchange for Existing Notes,

(C) that the issuance of such Notes does not contravene any provision of Article 4 hereof, and

(D) whether the Notes are to be issued as one or more Global Notes or Definitive Notes.

(ii)  Receipt by the Trustee of an Opinion of Counsel confirming that (subject to customary assumptions) the Holders of the outstanding Notes will be subject to federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such Additional Notes were not issued.

The Trustee may appoint an authenticating agent acceptable to the Authority to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Authority.

Section 2.03                                Methods of Receiving Payments on the Notes.

If a Holder of Notes has given wire transfer instructions to the Authority, the Authority will pay all principal, interest and premium on that Holder’s Notes in accordance with those instructions and will provide written notice to the Trustee within two days of each transfer.  All other payments on Notes will be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless the Authority elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

Section 2.04                                Registrar and Paying Agent.

The Authority shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”).  The Registrar shall keep a register of the Notes and of their transfer and exchange.  The Authority may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Authority may change any Paying Agent or Registrar without prior notice to any Holder.  The Authority shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Authority fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Authority may act as Paying Agent or Registrar.

The Authority initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Authority initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.  Any successor Registrar or Paying Agent shall be (i) a federally regulated or state regulated bank, savings and loan, or other federally or state regulated lending institution, (ii) a Person licensed under the Compact or (iii) a Person exempted from such licensing requirement by the Tribal Gaming Commission.

Section 2.05                                Paying Agent to Hold Money in Trust.

The Authority shall require each Paying Agent to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and shall notify the Trustee of any default by the Authority in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Authority at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Authority) shall have no further liability for the money.  If the Authority acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Authority, the Trustee shall serve as Paying Agent for the Notes.

Section 2.06                                Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA §312(a).  If the Trustee is not the Registrar, the Authority shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Authority shall otherwise comply with TIA §312(a).  Prior to the Closing Date, the Authority shall deliver to the Trustee a list of all Persons who have been licensed by the Tribal Gaming Commission as a Financial Source under the Compact, and all such Persons who have been registered under the State Bond Regulation with respect to providing financing to the Tribe or have been otherwise found suitable for licensure by the California Gambling Control Commission in accordance with the Compact.

Within five business days, the Authority shall in writing notify the Trustee of the identity of (i) each Person who becomes licensed by the Tribal Gaming Commission as a Financial Source after the Closing Date, and (ii) each Person whose license as a Financial Source is terminated or not renewed by the Tribal Gaming Commission.

Section 2.07                                Transfer and Exchange.

(a)           Transfer and Exchange of Global Notes.

A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  Any successor Depositary shall be a “clearing corporation,” as defined in Section 8102(f) of the California Uniform Commercial Code or otherwise exempted from the requirement to be licensed as a Financial Source, unless such Person is not a Financial Source.  All Global Notes shall be exchanged by the Authority for Definitive Notes if:

(i)  the Depositary (a) notifies the Authority that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Authority fails to appoint a successor depositary within 90 days thereafter;

(ii)  the Authority, at its option, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes; or

(iii)  there has occurred and is continuing a Default or Event of Default with respect to the Notes and the Depositary has requested that Definitive Notes be issued.

Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.11.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.07 or Section 2.08 or 2.11, shall be authenticated and delivered in the form of, and shall be, a Global Note.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.07(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.07(b) or (c).

(b)  Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Transfers of beneficial interests in the Global Notes will require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)  Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in a Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.07(b)(i).

(ii)  All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.07(b)(i) above, the transferor must deliver to the Registrar either:

(A) both:

(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B) both:

(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above.

(c)  Transfer or Exchange of Beneficial Interests in Global Notes to Definitive Notes.  If any Holder of a beneficial interest in a Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon the occurrence of any of the events described in paragraph (i), (ii) or (iii) of Section 2.07(a) and satisfaction of the conditions set forth in Section 2.07(b)(ii), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(g), and the Authority shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.

Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

(d)  Transfer and Exchange of Definitive Notes for Beneficial Interests.  A Holder of a Definitive Note may exchange such Note for a beneficial interest in a Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Definitive Note and increase or cause to be increased the aggregate principal amount at maturity of one of the Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to this clause (i) at a time when a Global Note has not yet been issued, the Authority shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Global Notes in an aggregate principal amount at maturity equal to the principal amount at maturity of Definitive Notes so transferred.

(e)  Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.07(e), the Registrar shall register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.07(e).

A Holder of Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of a Definitive Note.  Upon receipt of a request to register such a transfer, the Registrar shall register the Definitive Notes pursuant to the instructions from the Holder thereof.

(f)  Legends.  The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless, in the case of clause (i) below only, specifically stated otherwise in the applicable provisions of this Indenture.

(i)  Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE AUTHORITY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE AUTHORITY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(ii)  Financial Source Legend.  Notwithstanding anything to the contrary contained in this Indenture, each Global Note and each Definitive Note issued under this Indenture (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

“THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY SUBSEQUENT PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY THAT, UNLESS SUCH PURCHASER IS LICENSED AS A FINANCIAL SOURCE PURSUANT TO THE DRY CREEK RANCHERIA BAND OF POMO INDIANS’ TRIBAL-STATE GAMING COMPACT OR IS EXEMPTED FROM SUCH LICENSING REQUIREMENTS, SUCH PURCHASER WILL NOT BE ABLE TO RECEIVE PAYMENT OF PRINCIPAL AND INTEREST ON THE NOTES (A) AFTER PAYMENT OF THE NOTES HAS BEEN ACCELERATED DUE TO A DEFAULT UNDER THE INDENTURE OR (B) AS A RESULT OF ANY ENFORCEMENT ACTION COMMENCED BY OR ON BEHALF OF THE TRUSTEE OR ANY HOLDER.”

(g)  Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12.

At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount at maturity of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h)  General Provisions Relating to Transfers and Exchanges.

(i)  To permit registrations of transfers and exchanges, the Authority shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of the Authority’s Authentication Order or at the Registrar’s request.

(ii)  No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Authority or Registrar may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.06, 3.09, 3.10, 4.09, 4.14, 4.19 and 9.05).

(iii)  The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv)  All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Authority, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v)  The Authority shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(vi)  Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Authority may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Authority shall be affected by notice to the contrary.

(vii)  The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02.

(viii)  All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.07 to effect a registration of transfer or exchange may be submitted by facsimile.

(ix)  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interest in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.08                                Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Authority and the Trustee receives security and indemnity to its satisfaction of the destruction, loss or theft of any Note, the Authority shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met.  If required by the Trustee or the Authority, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Authority to protect the Authority, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Authority may charge for its expenses in replacing a Note.

Every replacement Note is an additional obligation of the Authority and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.09                                Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding.  Except as set forth in Section 2.10, a Note does not cease to be outstanding because the Authority or an Affiliate of the Authority holds the Note.

If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the principal amount at maturity of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Authority or an Affiliate of any of the foregoing) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.10                                Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Authority, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Authority, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee has received written notice of the Authority’s ownership shall be so disregarded.

Section 2.11                                Temporary Notes.

Until certificates representing Notes are ready for delivery, the Authority may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Authority considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee.  Without unreasonable delay, the Authority shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.12                                Cancellation.

The Authority at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of canceled Notes in accordance with its procedures for the disposition of canceled securities in effect as of the date of such disposition (subject to the record retention requirement of the Exchange Act).  Certification of the disposition of all canceled Notes shall be delivered to the Authority.  The Authority may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.13                                Defaulted Interest.

If the Authority defaults in a payment of interest on the Notes, it will pay the defaulted interest plus any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01.  The Authority will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment.  The Authority will fix or cause to be fixed each such special record date and payment date in a manner satisfactory to the Trustee and the Depositary; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest.  At least 15 days before the special record date, the Authority (or, upon the written request of the Authority, the Trustee in the name and at the expense of the Authority) will mail or cause to be mailed to Holders a notice prepared by the Authority that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.14                                CUSIP Numbers.

The Authority in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Authority shall promptly notify the Trustee of any change in the “CUSIP” numbers.

ARTICLE THREE
REDEMPTION AND PREPAYMENT

Section 3.01                                Notices to Trustee.

If the Authority elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, unless the Trustee is willing to accept a shorter period, an Officers’ Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount at maturity of Notes to be redeemed and (iv) the redemption price.

The Authority shall furnish to the Trustee, at least three days but not more than ten days before a redemption of Notes pursuant to Section 3.10 or 3.11, an Officers’ Certificate setting forth (i) a statement that the redemption shall occur pursuant to Section 3.10 or 3.11, (ii) the redemption date and (iii) the principal amount at maturity of Series A Notes and Series B Notes to be redeemed.

Section 3.02                                Selection of Notes to Be Redeemed.

If less than all of the Notes of a series are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes from such series to be redeemed or purchased among those Holders of the Notes of such series whose Notes are permitted by Article Thirteen to be redeemed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate.  In the event of partial redemption by lot, the particular Notes of a series to be redeemed shall be selected by the Trustee from the outstanding Notes of such series not previously called for redemption and which are permitted by Article Thirteen to be redeemed; provided that if an Event of Default has occurred and payments on the Notes have been accelerated in accordance herewith, such selection shall not occur until the Trustee has provided notice to the Holders as required by Section 6.02.

The Trustee shall promptly notify the Authority in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount at maturity thereof to be redeemed.  No Notes in amounts of $1,000 or less shall be redeemed in part.  Notes and portions of Notes selected shall be in amounts of $1,000 and integral multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03                                Notice of Redemption.

(a)  At least 30 days but not more than 60 days before a redemption of Notes pursuant to Section 3.07 and at least three but not more than ten days before a redemption of Notes pursuant to Section 3.10 or 3.11, the Authority shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes pursuant to Article Eight or a satisfaction and discharge of this Indenture pursuant to Article Twelve. Notices of redemption for Series A Notes and Series B Notes to be redeemed shall be sent on the same day.

The notice shall identify the Notes to be redeemed and shall state:

(a)  the redemption date;

(b)  the redemption price;

(c)  if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note shall be issued in the name of the Holder thereof upon cancellation of the original Note;

(d)  the name and address of the Paying Agent;

(e)  that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f)  that, unless the Authority defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(g)  the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed or a statement that the Notes are being redeemed pursuant to Section 3.10 or 3.11, as applicable; and

(h)  that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Authority’s written request, the Trustee shall give the notice of redemption in the Authority’s name and at the Authority’s expense; provided, however, that the Authority shall have delivered to the Trustee an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04                                Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price, subject to Article Thirteen.  A notice of redemption may not be conditional.

Section 3.05                                Deposit of Redemption Price.

One Business Day prior to the redemption date, the Authority shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date.  The Trustee or the Paying Agent shall promptly return to the Authority any money deposited with the Trustee or the Paying Agent by the Authority in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

If the Authority complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption.  If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date.  If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Authority to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

Section 3.06                                Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Authority shall issue and the Trustee shall authenticate for the Holder at the expense of the Authority a new Note equal in principal amount at maturity to the unredeemed portion of the Note surrendered.  No Notes in denominations of $1,000 or less shall be redeemed in part.

Section 3.07                                Optional Redemption.

(a)  Except as set forth in clauses (b) and (c) of this Section 3.07, the Authority shall not have the option to redeem the Series A Notes or the Series B Notes.

(b)  Subject to the restrictions set forth in Article Thirteen, the Authority may, at any time prior to November 1, 2015, redeem all or part of the Series A Notes and the Series B Notes, upon not less than 30 or more than 60 days’ notice, at a redemption price equal to 100% of the principal amount thereof, plus the Make Whole Premium and accrued and unpaid interest thereon to the applicable redemption date (subject to the right of Holders on the relevant record date to receive interest due on the related interest payment date); provided that with respect to any redemption pursuant to this clause (b), Series A Notes and Series B Notes shall be redeemed pro rata based on the aggregate principal amount of the Notes outstanding on the date the notice of redemption with respect thereto is mailed to Holders pursuant to Section 3.03.

(c)  Subject to the restrictions set forth in Article Thirteen, on or after November 1, 2015, the Authority may redeem, upon not less than 30 nor more than 60 days’ notice, (i) all or part of the Series A Notes at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date (subject to the right of Holders on the relevant record date to receive interest due on the related interest payment date), if redeemed during the twelve-month period beginning on November 1 of the years indicated below:

Year	Percentage
2015	104.500%
2016	102.250%
2017 and thereafter	100.000%

and (ii) all or part of the Series B Notes at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date (subject to the right of Holders on the relevant record date to receive interest due on the related interest payment date), if redeemed during the twelve-month period beginning on November 1 of the years indicated below:

Year	Percentage
2015	104.000%
2016	102.000%
2017 and thereafter	100.000%

provided that with respect to any redemption pursuant to this clause (c), Series A Notes and Series B Notes shall be redeemed pro rata based on the aggregate principal amount of the Notes outstanding on the date the notice of redemption with respect thereto is mailed to Holders pursuant to Section 3.03.

(d)  Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06.

Section 3.08                                Redemption Pursuant to Gaming Law.

(a)  Notwithstanding any other provisions of this Article Three, but subject to the last sentence of this Section 3.08(a), if a Gaming Authority determines, and a Holder or Beneficial Owner of the Notes is notified, that such Holder or Beneficial Owner must obtain a license, qualification or finding of suitability under any applicable gaming law and the Holder or Beneficial Owner does not apply for that license, qualification or finding of suitability within 30 days after being requested to do so by such Gaming Authority (or such lesser period that may be required by such Gaming Authority), or if such Holder or Beneficial Owner shall not be licensed, qualified or found suitable under applicable gaming law, or any license, qualification or finding of suitability is not renewed upon its expiration or is revoked, or the Holder or Beneficial Owner has been found to be unsuitable for licensing, then the Authority, at its option, may (i) require such Holder or Beneficial Owner to dispose of such Holder’s or Beneficial Owner’s Notes within 30 days, or any earlier date as may be required by the Gaming Authority, of (A) the termination of the 30-day period or any shorter period as may be required by a Gaming Authority, in each case as described above, for the Holder or Beneficial Owner to apply for a license, qualification or finding of suitability or (B) the receipt of notice from the Gaming Authority that the Holder or Beneficial Owner shall not be licensed, qualified or found suitable or (ii) subject to the restrictions set forth in the second sentence of Section 13.01, redeem the Notes of such Holder or Beneficial Owner at a price equal to (1) if such determination is made by the Tribal Gaming Commission or any other Gaming Authority of the Tribe, and not by the CGCC, the then-applicable redemption price as set forth in Section 3.07 or (2) in all other cases, the least of (A) 100% of the principal amount thereof, (B) the price at which such Holder or Beneficial Owner acquired the Notes and (C) the fair market value of the Notes, together with, in each case, to the extent permitted by the Compact, accrued and unpaid interest thereon to the earlier of the date of redemption or such earlier date as may be required by the Gaming Authority or the date of the finding of unsuitability by such Gaming Authority, which may be less than 30 days following the notice of redemption, if so ordered by such Gaming Authority.  Notwithstanding the foregoing provisions of this Section 3.08(a), any amounts permitted to be paid under Section 3.08(a) shall be reduced by any portion thereof not permitted to be paid under the terms of Section 6.4.6 of the Compact.

(b)  Any redemption pursuant to this Section 3.08 shall be made pursuant to the provisions of Section 3.01 through 3.06.

(c)  Immediately upon a determination that a Holder or Beneficial Owner not exempted from licensing as a Financial Source under the Compact shall not be licensed, qualified or found suitable, or that such license, qualification or finding of suitability has been revoked or will not be renewed, the Holder or Beneficial Owner shall have no further rights (1) to exercise any right conferred by the Notes or the Collateral Documents, directly or indirectly, through any trustee, nominee or any other Person or entity, or (2) to receive any interest or other distribution or payment with respect to the Notes or any Collateral Documents or any remuneration in any form from the Authority for services rendered or otherwise, except the redemption price of the Notes (or such lesser amount as is permitted to be paid under the Compact).

(d)  The Holder or Beneficial Owner of Notes applying for a license, qualification or a finding of suitability may be required to pay all costs of the licenses or investigation for this qualification or finding of suitability.  The Authority is not required to pay or reimburse any Holder or Beneficial Owner of Notes who is required to apply for any license, qualification or finding of suitability.  The Authority and the Tribe shall cooperate in good faith to facilitate licensing for any Holder or Beneficial Owner of Notes who is required to apply for any license, qualification or finding of suitability.

Section 3.09                                Repurchase Offers.

In the event that the Authority shall be required to commence an Asset Sale Offer or Event of Loss Offer pursuant to Section 4.09 or 4.19, respectively (each, a “Repurchase Offer”), it shall follow the procedures specified below and in any event this Section 3.09 shall be subject to the restrictions in Article Thirteen.

The Repurchase Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Repurchase Offer Period”).  No later than five Business Days after the termination of the Repurchase Offer Period (the “Repurchase Date”), the Authority shall purchase the maximum principal amount (the “Repurchase Offer Amount”) of Notes and other Parity Lien Debt required to be purchased pursuant to Section 4.09 or 4.19, as applicable, or, if less than the Repurchase Offer Amount has been tendered, all Notes and the amount of such other Parity Lien Debt tendered in response to the Repurchase Offer.  The offer price in any Repurchase Offer shall be equal to 100% of the principal amount of such Notes and such other Parity Lien Debt plus accrued and unpaid interest to the date of purchase, and shall be payable in cash.  Payment for any Notes or other Parity Lien Debt so purchased shall be made in the same manner as interest payments are made.

If the Repurchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Repurchase Offer.

Upon the commencement of a Repurchase Offer, the Authority shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee.  The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Repurchase Offer.  The Repurchase Offer shall be made to all Holders.  The notice, which shall govern the terms of the Repurchase Offer, shall state:

(a)  that the Repurchase Offer is being made pursuant to this Section 3.09 and Section 4.09 or 4.19, as applicable, and the length of time the Repurchase Offer shall remain open;

(b)  the Repurchase Offer Amount, the purchase price and the Repurchase Date;

(c)  that any Note not tendered or accepted for payment shall continue to accrue interest;

(d)  that, unless the Authority defaults in making such payment, any Note (or portion thereof) accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest after the Repurchase Date;

(e)  that Holders electing to have a Note purchased pursuant to a Repurchase Offer may elect to have Notes purchased only in denominations of $1,000, or integral multiples of $1,000 in excess thereof (unless such amount represents the entire principal amount of Notes held by such Holder);

(f)  that Holders electing to have a Note purchased pursuant to any Repurchase Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Authority, a depositary, if appointed by the Authority, or a Paying Agent at the address specified in the notice at least three days before the Repurchase Date;

(g)  that Holders shall be entitled to withdraw their election if the Authority, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Repurchase Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Note purchased;

(h)  that, if the aggregate amount of Notes and, if applicable, other Parity Lien Debt, surrendered by the holders thereof exceeds the Repurchase Offer Amount, the Trustee shall select the Notes and, if applicable, other Parity Lien Debt, to be purchased on a pro rata basis; and

(i)  that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount at maturity to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On the Repurchase Date, the Authority shall, to the extent lawful, accept for payment, pursuant to the terms of Section 3.02, the Repurchase Offer Amount of Notes (or portions thereof) tendered pursuant to the Repurchase Offer, or if less than the Repurchase Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers’ Certificate stating that such Notes (or portions thereof) were accepted for payment by the Authority in accordance with the terms of this Section 3.09.  The Authority, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Repurchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of Notes tendered by such Holder, as the case may be, and accepted by the Authority for purchase, and the Authority, shall promptly issue a new Note.  The Trustee, upon written request from the Authority shall authenticate and mail or deliver such new Note to such Holder, in a principal amount at maturity equal to any unpurchased portion of the Note surrendered.  Any Note not so accepted shall be promptly mailed or delivered by the Authority to the respective Holder thereof.  The Authority shall publicly announce the results of the Repurchase Offer on the Repurchase Date.

The Authority will comply, to the extent applicable, with the requirements of Section 14(e) of, and Rule 14e-l under, the Exchange Act and any other securities laws and regulations thereunder in connection with the repurchase of the Notes pursuant to a Repurchase Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Authority will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue of its compliance with such securities laws or regulations.

Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06.

Section 3.10                                Mandatory Redemption with Excess Cash Flow.

Subject to the restrictions set forth in Article Thirteen, on each interest payment date (each, an “ECF Redemption Date”), beginning with May 1, 2012, the Authority shall redeem the maximum principal amount of Series A Notes and Series B Notes (pro rata based on the aggregate principal amount of the Notes outstanding on the date the notice of redemption with respect thereto is sent to Holders pursuant to Section 3.03) that can be redeemed with (a) if the Authority’s Cash Flow for its most recently ended four full fiscal quarters ending on the last day of the applicable ECF Period (as defined below) is at least $50.0 million, 90% of the Authority’s Excess Cash Flow for the two fiscal quarters ending on the March 31 or September 30 preceding such ECF Redemption Date (taken as one accounting period) (each, an “ECF Period”) or (b) if either (x) a Default or Event of Default has occurred and is continuing (other than a Default or Event of Default caused solely by a failure to pay amounts due on the Subordinated Notes) or (y) the Authority’s Cash Flow for its most recently ended four full fiscal quarters ending on the last day of the applicable ECF Period is less than $50.0 million, 100% of the Authority’s Excess Cash Flow for the applicable ECF Period, in each case, at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the applicable ECF Redemption Date. Any redemption pursuant to this Section 3.10 shall be made pursuant to the provisions of Sections 3.01 through 3.06.(1)

Section 3.11                                Mandatory Redemption Upon Determination of Taxability

The Authority shall redeem all of the Series A Notes and Series B Notes within 45 days after receipt by the Authority of written notice from the Trustee of a Determination of Taxability, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date fixed for redemption; provided that no such Determination of Taxability shall be deemed to have occurred if the Authority was afforded the opportunity and has elected to contest the determination in good faith and is proceeding with all applicable dispatch to prosecute the contest until the earlier of (1) a final determination by a court of competent jurisdiction from which no appeal may be taken with respect to such determination and (2) abandonment of the appeal by the Authority.  Any redemption pursuant to this Section 3.11 shall be made pursuant to the provisions of Sections 3.01 through 3.06.

Section 3.12                                Application of Trust Money.

All money deposited with the Trustee pursuant to Section 12.02 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Authority acting as its own Paying Agent) as the Trustee is directed, to the Persons entitled thereto, of the principal (and premium) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

ARTICLE FOUR
COVENANTS

Section 4.01                                Payment of Notes.

The Authority shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes.  Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Authority, holds as of 10:00 a.m.  Eastern Time on the due date money deposited by the Authority in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

The Authority shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and installments of interest (without regard to any applicable grace period) at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful.

(1)  To be discussed — ECF Period trailing twelve months or 4 fiscal quarter ending on the fiscal quarter preceding redemption date.

Section 4.02                                Maintenance of Office or Agency.

The Authority shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an agent of the Trustee, Registrar or Paying Agent) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Authority in respect of the Notes and this Indenture may be served.  The Authority shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Authority shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Authority may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Authority of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes.  The Authority shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Authority hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Authority in accordance with Section 2.04 of this Indenture.

Section 4.03                                Reports.

Whether or not the Authority is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any of the Notes are outstanding, the Authority will (1) furnish the following information and reports (as well as the details regarding the conference call described below) electronically to the Trustee, and (2) at the time such information and reports are furnished to the Trustee, make such information, reports and conference call details available, upon request, to any Holder and to any Beneficial Owner of Notes and any prospective investor, any securities analyst and any market maker by posting such information and reports on Intralinks or a comparable password protected online data system, which will require a confidentiality acknowledgement; provided that the Authority shall make readily available any password or other login information to the Trustee and any such Holder, Beneficial Owner, prospective investor, securities analyst or market maker:

(a)           within 90 days of the end of each calendar year (beginning with the calendar year ending on December 31, 2011), an annual report of the Authority containing all of the information that would have been required to be contained in an Annual Report on Form 10-K under the Exchange Act if the Authority had been a reporting company under the Exchange Act, together with (i) the information with respect to the conference call described below with respect thereto and (ii) an Officers’ Certificate of the chief financial officer of the Authority setting forth a calculation in reasonable detail of the Authority’s Cash Flow for its most recently completed four fiscal quarters; provided that the annual financial statements of the Authority included therein shall have been audited by a nationally recognized firm of independent accountants;

(b)           within 45 days of the end of the first three calendar quarters of each year (beginning with the calendar quarter ending on March 31, 2012), a quarterly report of the Authority containing all of the information that would have been required to be contained in a Quarterly Report on Form 10-Q under the Exchange Act if the Authority had been a reporting company under the Exchange Act, together with (i) the information with respect to the conference call described below with respect thereto, (ii) an Officer’s Certificate of the chief financial officer of the Authority setting forth a calculation in reasonable detail of the Authority’s Cash Flow for its most recently completed four fiscal quarters and (iii) with respect to each report for a fiscal quarter ending on March 31 or September 30, an Officers’ Certificate of the chief financial officer of the Authority setting forth a calculation in reasonable detail of the Authority’s Excess Cash Flow for the six months ended on such March 31 or September 30; provided that the interim financial statements of the Authority included therein shall have been reviewed by a nationally recognized firm of independent accountants; and

(c)           within the applicable timeframes set forth in the rules of the SEC, current reports containing all of the information that would have been required to be contained in a Current Report on Form 8-K under the Exchange Act as if the Authority had been a reporting company under the Exchange Act.

Notwithstanding the above, the Authority shall not be required to (a) comply with, and no report described above shall be required to include the information required by, (i) Sections 302, 404 or 906 of the Sarbanes-Oxley Act of 2002 or Items 307 or 308 of Regulation S-K, (ii) Regulation G or Item 10(e) of Regulation S-K under the Securities Act with respect to any “non-GAAP” financial information contained therein or (iii) Rule 3-10 or Rule 3-16 of Regulation S-X under the Securities Act or (b) use eXtensible Business Reporting Language in the preparation of any of the reports described in clauses (a), (b) or (c) above.

The Authority will conduct a publicly available conference call to discuss the information furnished pursuant to clauses (a) and (b) of the first paragraph of this covenant no later than five Business Days after furnishing such information.  The Authority shall provide to the Trustee written notice of each such conference call at least three days prior to such call.

In addition, the Authority agrees that, for so long as any Notes remain outstanding, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

The Authority shall file with the Trustee any Notice of Violation, Order of Temporary Closure, or Assessment of Civil Fines, from the NIGC pursuant to 25 C.F.R. Part 573 or 575 or any successor provision, and any written notice issued by, or cause of action commenced by, the State of California under Section 9 of the Compact, or any successor provision.

The Authority will file with the Trustee and provide to Holders of Notes, within 15 days after it files them with the NIGC, copies of all reports which the Authority is required to file with the NIGC pursuant to 25 C.F.R. Part 514 and with any Gaming Authority pursuant to the Compact.

Section 4.04                                Compliance Certificate.

(a)  The Authority shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Authority during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Authority has kept, observed, performed and fulfilled its obligations under this Indenture and the Collateral Documents, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Authority has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and the Collateral Documents and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture or the Collateral Documents (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Authority is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the applicable entity is taking or proposes to take with respect thereto.

(b)  So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the annual financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of the Authority’s independent public accountants (which shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Authority has violated any provisions of Article Four or Article Five or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

(c)  The Authority shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Authority is taking or proposes to take with respect thereto.

Section 4.05                                Taxes.

Subject to the limitations set forth in Section 10.01(a)(i), the Authority shall pay, prior to delinquency, any material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06                                Stay, Extension and Usury Laws.

The Authority covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Authority (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07                                Restricted Payments.

(a) The Authority shall not, directly or indirectly:

(1)  declare or pay any dividend or make any other payment or distribution on account of the Authority’s Equity Interests or to the direct or indirect holders of the Authority’s Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Authority);

(2)  purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Authority;

(3)  make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any principal, interest or other Obligation in respect of any Subordinated Indebtedness (other than payments of interest (other than default interest) at the Stated Maturity thereof on Subordinated Indebtedness in the form of increases in the principal amount of such Subordinated Indebtedness);

(4)  make any payment or distribution to or on behalf of the Tribe (or any agency, instrumentality or political subdivision thereof) or make any general or other distribution to or on behalf of the members of the Tribe, other than Permitted Payments;

(5)  make any Restricted Investment; or

(6)  make any interest or principal payment on the Existing Notes or on any order or judgment in respect of the Existing Notes other than by the issuance of Additional Notes in exchange for the Existing Notes or from funds that do not constitute Collateral;

(all payments and other actions set forth in clauses (1) through (5) being collectively referred to as “Restricted Payments”).

(b)           With respect to payments under clauses (1) through (3) below, so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, and with respect to clauses (4) and (5) below, so long as no Default or Event of Default has occurred and is continuing (other than a Default or Event of Default caused solely by a failure to pay amounts due on the Subordinated Notes) or would be caused thereby, the preceding provisions shall not prohibit:

(1)  the redemption, repurchase, retirement, defeasance or other acquisition of Subordinated Indebtedness, Existing Notes or of any Equity Interests of the Authority in exchange for, or out of the net cash proceeds of, a substantially concurrent capital contribution to, or sale of, other Equity Interests of, the Authority (other than Disqualified Stock);

(2)  the defeasance, redemption, repurchase or other acquisition of Subordinated Indebtedness of the Authority with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

(3)  the redemption or repurchase of any debt or equity securities of the Authority required by, and in accordance with any order of any Gaming Authority; provided, however, that the Authority has used its reasonable best efforts to effect a disposition of such securities to a third-party and has been unable to do so;

(4)  after the deposit of the redemption price pursuant to Section 3.05 with respect to a redemption of Notes pursuant to Section 3.10(a), the payment to the Tribe of an amount equal to 10% of the Authority’s Excess Cash Flow for the two fiscal quarters ending on the March 31 or September 30 (whichever is more recent) preceding the relevant ECF Redemption Date (taken as one accounting period); and

(5) payments of cash interest (other than default interest) at the Stated Maturity thereof on the Subordinated Notes as in effect on the Closing Date; provided that at the time of such payment (i) the Authority’s Senior Leverage Ratio does not exceed 3.00:1.00 and (ii) the sum of the aggregate principal amount of the Notes and the aggregate principal amount of the Existing Notes then outstanding does not exceed $100.0 million.

(c)           The amount of all Restricted Payments, other than cash, shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Authority pursuant to the Restricted Payment.  The fair market value of any assets or securities that are required to be valued pursuant to this Section 4.07 shall be determined by a majority of the Authority’s Board of Directors whose resolution with respect thereto shall be delivered to the Trustee.  The Authority’s Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $2.0 million.  Not later than the date of making any Restricted Payment, the Authority shall deliver to the Trustee an Officers’ Certificate stating that the Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

Section 4.08                                Incurrence of Indebtedness and Issuance of Disqualified Stock.

The Authority will not, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Authority will not issue any Disqualified Stock.

The first paragraph of this covenant will not prohibit the incurrence of any of the following (collectively, “Permitted Debt”), so long as at the time of incurrence, no Default or Event of Default has occurred and is continuing or would be caused thereby:

(a)  the incurrence by the Authority of Parity Lien Debt under Credit Facilities (with letters of credit deemed to have a principal amount equal to the maximum potential liability of the Authority thereunder) in an aggregate principal amount outstanding under this clause (a) not to exceed $5.0 million, less the amount of Net Proceeds of Asset Sales applied to repay any Credit Facility; provided that no portion of the proceeds of the Parity Lien Debt will be used to make interest or principal payments on the Existing Notes;

(b)  the incurrence by the Authority of Indebtedness represented by the Notes issued on the Closing Date and any Additional Notes;

(c)  the incurrence by the Authority of the Subordinated Notes;

(d)  the incurrence by the Authority of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness that was permitted by this Indenture to be incurred under clause (b) or (c) of this paragraph;

(e)  the incurrence by the Authority of Indebtedness in connection with reimbursement type obligations regarding workers’ compensation claims, escrow agreements, bankers’ acceptances and surety and performance bonds (in each case to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money), all in the ordinary course of business;

(f)  Indebtedness arising from agreements of the Authority providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business or assets, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business or assets for the purpose of financing such acquisition; provided, however, that such Indebtedness is not reflected on the balance sheet of the Authority (contingent obligations referred to in a footnote to the financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause); and

(g)  Indebtedness of the Authority, to the extent the net proceeds thereof are promptly deposited to defease the Notes pursuant to Article Eight.

The Authority will not incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Authority unless such Indebtedness is also contractually subordinated in right of payment to the Notes on substantially identical terms; provided, however, that no Indebtedness of the Authority shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Authority solely by virtue of being unsecured.

Section 4.09                                Asset Sales.

The Authority shall not consummate an Asset Sale unless:

(a)  the Authority receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of;

(b)  the fair market value is evidenced by a resolution of the Authority’s Board of Directors set forth in an Officers’ Certificate delivered to the Trustee; and

(c)  at least 75% of the consideration therefor received by the Authority is in the form of cash or Cash Equivalents; provided that:

(i)  any liabilities (as shown on the Authority’s most recent balance sheet prepared in accordance with GAAP) of the Authority (other than Existing Notes, contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee thereof) that are assumed by the transferee of any of those assets under a customary novation agreement that unconditionally releases the Authority from further liability shall be deemed to be cash for purposes of this Section  4.09(c); and

(ii)  any securities, notes or other obligations received by the Authority from the transferee that are promptly, but in any event within 30 days of receipt, converted by the Authority into cash (to the extent of the cash received in that conversion) shall be deemed to be cash for purposes of this Section 4.09(c);

provided, however, that the Authority will not be permitted to make any sale, lease, conveyance or other disposition of any Key Project Assets.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Authority may apply such Net Proceeds to make capital expenditures or acquire other property or long-term assets that are used or useful in the Gaming Business or irrevocably agree to use such Net Proceeds for such expenditure or acquisition, provided that such expenditure or acquisition is consummated within 365 days after the date of such irrevocable agreement.

Pending the final application of any such Net Proceeds, the Authority may temporarily reduce any revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture; provided that any such investment with the proceeds received as a result of an Asset Sale with respect to Collateral shall be held in an account in which the Collateral Trustee will have a first priority perfected security interest as set forth in the Collateral Documents for the benefit of the holders of Parity Lien Obligations.

Any Net Proceeds from Asset Sales that are not applied or invested as provided above will be deemed “Excess Sales Proceeds.”  Within ten days following the date that the aggregate amount of Excess Sales Proceeds exceeds $2.5 million, the Authority will, subject to the limitations described in Section 13.01, make an offer (an “Asset Sale Offer”) to all Holders of Notes and all holders of other Parity Lien Debt containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem such other Indebtedness with the proceeds of sales of assets, to purchase the maximum principal amount of Notes and such other Parity Lien Debt that may be purchased out of the Excess Sales Proceeds.  The offer price for the Notes and any other Parity Lien Debt in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest to the date of purchase, and will be payable in cash.  If the purchase price of the Notes and such other Parity Lien Debt tendered into such Asset Sale Offer exceeds the amount of Excess Sales Proceeds, the Trustee will select the Notes and such other Parity Lien Debt to be purchased on a pro rata basis based on the principal amount thereof.  If any Excess Sales Proceeds remain after completion of an Asset Sale Offer, the Authority may use such Excess Sales Proceeds for any purpose not otherwise prohibited by this Indenture and the Collateral Documents.  Upon completion of any such Asset Sale Offer, the amount of Excess Sales Proceeds shall be reset at zero.  Notes (or portions thereof) purchased pursuant to an Asset Sale Offer will be cancelled by the Authority and may not be reissued.

Section 4.10                                Transactions with Affiliates.

The Authority shall not directly or indirectly make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:

(a)  the Affiliate Transaction is on terms that are no less favorable to the Authority than those that would have been obtained in a comparable transaction by the Authority with an unrelated Person;

(b)  with respect to any Affiliate Transaction in excess of $250,000 or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, the Authority delivers to the Trustee a resolution of its Board of Directors set forth in an Officers’ Certificate certifying that the Affiliate Transaction complies with this Section 4.10 and that the Affiliate Transaction has been approved by a majority of the disinterested members of its Board of Directors; provided, that if there are no disinterested members of the Board of Directors, such compensation arrangements must be approved unanimously by the members of the Board of Directors; and

(c)  with respect to any Affiliate Transaction in excess of $750,000 or series of related Affiliate Transactions involving aggregate consideration of $1.5 million or more, the Authority delivers to the Trustee an opinion as to the fairness to the Authority of that Affiliate Transaction from a financial point of view issued by an accounting, consulting, appraisal or investment banking firm of reputable standing.

The following items shall not be deemed to be Affiliate Transactions and shall not be subject to the provisions of the prior paragraph:

(1)  any employment agreement or arrangement entered into by the Authority in the ordinary course of business of the Authority;

(2)  reasonable compensation paid to, and indemnities provided on behalf of, officers, directors or employees of the Authority;

(3)  any arrangements disclosed in the Offer to Exchange and any renewals, extensions and modifications thereof that are not materially adverse to the Holders of the Notes;

(4)  Restricted Payments, Permitted Payments, Permitted Investments and other payments and distributions to the extent permitted by Section 4.07; and

(5)  reasonable bid preferences to Tribal members and their businesses in accordance with Tribal policy.

Section 4.11                                Liens.

The Authority shall not directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any Gaming Assets now owned or hereafter acquired, or any proceeds, income or profits thereon, or assign or convey any right to receive income therefrom, except Permitted Liens.

Section 4.12                                Business Activities.

(a) The Authority shall not engage, directly or indirectly, in any business other than the Gaming Business.  The Authority will not conduct a Gaming Business in any gaming jurisdiction in which the Authority is not operating on the Closing Date if the Holders of the Notes would be required to be licensed as a result thereof; provided that the provisions described in this sentence shall not prohibit the Authority from conducting a Gaming Business in any jurisdiction that does not require the licensing or qualification of all of the Holders of the Notes, but reserves the discretionary right to require the licensing or qualification of any Holder of Notes.

(b) On each Business Day other than Fridays, the Authority (and to the extent applicable, the Tribe) shall deposit all Pledged Revenues into the Collection Accounts.  Each Collection Account shall be governed by a Control Agreement.

Section 4.13                                Existence of the Authority.

The Authority shall do or cause to be done all things necessary to preserve and keep in full force and effect (a) its existence, in accordance with its organizational documents and (b) its rights (contractual, charter and statutory), licenses and franchises; provided, however, that the Authority shall not be required to preserve, with respect to itself, any license, right or franchise, if its Board of Directors, or other governing body or officers authorized to make such determination, as the case may be, shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Authority, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.14                                Change of Control.

Upon the occurrence of a Change of Control and subject to the restrictions set forth in Article Thirteen and in Section 6.4.6 of the Compact, each Holder of Notes shall have the right to require the Authority to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to an offer described below (a “Change of Control Offer”).  In the Change of Control Offer, the Authority shall offer to purchase the Notes for a payment in cash equal to 101% of the aggregate principal amount of Notes plus accrued and unpaid interest thereon, to the date of purchase (the “Change of Control Payment”).  Within 20 days following any Change of Control, the Authority shall mail a notice to the Trustee, the Paying Agent and each Holder describing the transaction or transactions that constitute the Change of Control and stating: (i) that the Change of Control Offer is being made pursuant to this Section 4.14 and that all Notes tendered shall be accepted for payment; (ii) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”); (iii) that any Note not tendered shall continue to accrue interest; (iv) that, unless the Authority defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (v) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (vi) that any Holder shall be entitled to withdraw its election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount at maturity of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and (vii) that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount at maturity to the unpurchased portion of the Notes surrendered.

On the Change of Control Payment Date, the Authority shall, to the extent lawful:

(a)  accept for payment all Notes or portions thereof properly tendered under the Change of Control Offer;

(b)  deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes so tendered; and

(c)  deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Authority.

The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for those Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any.  Notes (or portions thereof) purchased pursuant to a Change of Control Offer will be cancelled by the Authority and may not be reissued.

The Authority shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The provisions described above that require the Authority to make a Change of Control Offer following a Change of Control shall apply regardless of whether any other provisions of this Indenture are applicable.  Except as described above with respect to a Change of Control, this Indenture does not contain provisions that permit the Holders of the Notes to require the Authority to repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

The Authority shall not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Authority and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (2) notice of redemption has been given with respect to all of the Notes pursuant to Section 3.07, 3.10 or 3.11, unless and until there is a default in payment of the applicable redemption price.

The Authority will comply, to the extent applicable, with the requirements of Section 14(e) of, and Rule 14e-l under, the Exchange Act and any other securities laws and regulations thereunder in connection with the repurchase of the Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Authority will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue of its compliance with such securities laws or regulations.

Section 4.15                                Payments for Consent.

The Authority shall not directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Notes or the Collateral Documents unless that consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame described in the solicitation documents relating to that consent, waiver or agreement, as applicable.

Section 4.16                                Maintenance of Insurance.

The Authority will at all times maintain insurance with one or more insurance companies of national standing against such risks and in such amounts as is customarily carried by Persons engaged in the same or a similar business as the Authority with such deductibles, retentions and coinsurance provisions as are customarily carried by Persons engaged in the same or a similar business as the Authority, including, without limitation, property and casualty.  Customary insurance will be deemed to include, without limitation, the following:

(a)  workers’ compensation insurance to the extent required to comply with the Compact or the laws and regulations of any applicable jurisdiction;

(b)  comprehensive general liability insurance with minimum limits of $1.0 million;

(c)  umbrella or excess liability insurance providing excess liability coverages over and above the foregoing underlying insurance policies up to a minimum limit of $14.0 million;

(d)  business interruption insurance, provided that such business interruption insurance will have a minimum limit of at least $36.5 million; and

(e)  property insurance protecting the property against losses or damages as is customarily covered by an “all-risk” policy or a property policy covering “special” causes of loss for a business of similar type and size; provided, however, that such insurance will provide coverage of not less than 100% of actual replacement value (as determined at each policy renewal based on the F.W. Dodge Building Index or some other recognized means) of any improvements customarily insured consistent with industry standards and with a deductible of no greater than 2% of the insured value of the Project or such greater amount as is available on commercially reasonable terms (other than earthquake or flood insurance, for which deductible may be up to 5% of such replacement value).

All such insurance policies shall be issued by carriers having an A.M. Best & Company, Inc. rating of A or higher and a financial size category of not less than VII, in each case on the date each such policy is issued to the Authority.  The Authority shall deliver to the Trustee on the date hereof and each anniversary thereafter a certificate of an insurance agent describing the insurance policies obtained by the Authority, together with an Officers’ Certificate stating that such policies comply with this Section 4.16.

Section 4.17                                Additional Collateral.

Except for Excluded Assets, concurrently with the acquisition by the Authority of any personal property with a fair market value (as determined in good faith by the Authority’s Board of Directors) in excess of $100,000 individually or $500,000 in the aggregate, to the extent not prohibited by Gaming Authorities or applicable law, the Authority will:

(1)           authorize and deliver to the Collateral Trustee such Uniform Commercial Code financing statements or take such other actions as shall be necessary or desirable to perfect and protect the Collateral Trustee’s security interest in such property; and

(2)           promptly deliver to the Collateral Trustee Opinions of Counsel with respect to the foregoing (including opinions as to the enforceability and perfection of security interests) to the extent obtainable on commercially reasonable terms.

Section 4.18                                Gaming Licenses.

The Authority shall use its reasonable efforts to obtain and retain in full force and effect at all times all Gaming Licenses necessary for the operation of the Project, provided that, if in the course of the exercise of its governmental or regulatory functions the Tribe is required to suspend or revoke any consent, permit or license or close or suspend any operation or any part of the Project as a result of any noncompliance with the law, the Authority shall use its best efforts to promptly and diligently correct such noncompliance or replace any personnel causing such noncompliance so that the Project shall be opened and fully operating.

The Authority shall file with the Trustee any Notice of Violation, Order of Temporary Closure, or Assessment of Civil Fines, from the NIGC pursuant to 25 C.F.R. Part 573 or 575 or any successor provision, and any written notice issued by, or cause of action commenced by, the State of California under Section 9 of the Compact, or any successor provision.

Section 4.19                                Events of Loss.

Within 365 days after an Event of Loss with respect to all or any portion of the Project with a fair market value (or replacement cost, if greater) in excess of $1.0 million, the Authority may apply the Net Loss Proceeds from such Event of Loss to the rebuilding, repair, replacement, or construction of improvements to the Project, with no concurrent obligation to make any offer to purchase any of the Notes; provided, that within 90 days of such Event of Loss:

(a)  the Authority delivers to the Trustee a written opinion from a reputable contractor that the property subject to such Event of Loss can be rebuilt, repaired, replaced or constructed, and in a condition that is substantially similar to its condition immediately prior to such Event of Loss within 365 days of the Event of Loss; and

(b)  the Authority delivers to the Trustee an Officers’ Certificate certifying that the Authority expects to have available from Net Loss Proceeds or other sources sufficient funds to complete the rebuilding, repair, replacement or construction described in clause (a) above.

Pending the final application of any Net Loss Proceeds, the Authority shall deposit such Net Loss Proceeds into an account in which the Collateral Trustee shall have a first priority perfected security interest as set forth in the Collateral Documents for the benefit of the holders of Parity Obligations and may invest such Net Loss Proceeds only in Cash Equivalents; provided that such Cash Equivalents are held in such account.  These pledged funds will be released to the Authority to pay for or reimburse the Authority for the actual cost of a permitted use of the Net Loss Proceeds as provided above, or the Event of Loss Offer, in each case pursuant to the terms of the Collateral Documents.

Any Net Loss Proceeds that are not reinvested or are not permitted to be reinvested as provided in the first sentence of this covenant will be deemed “Excess Loss Proceeds.”  Within ten days following the date that the aggregate amount of Excess Loss Proceeds exceeds $2.5 million, the Authority will, subject to the limitations discussed in Section 13.01, make an offer (an “Event of Loss Offer”) to all Holders of Notes and all holders of other Parity Lien Debt containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem such other Indebtedness with the proceeds of events of loss, to purchase the maximum principal amount of the Notes and such other Parity Lien Debt that may be purchased out of the Excess Loss Proceeds.  The offer price for the Notes and any other Parity Lien Debt in any Event of Loss Offer will be equal to 100% of principal amount of the Notes and such other Parity Lien Debt plus accrued and unpaid interest to the date of purchase, and will be payable in cash.  If the aggregate principal amount of Notes and other Parity Lien Debt tendered into such Event of Loss Offer exceeds the amount of Excess Loss Proceeds, the Trustee will select the Notes and such other Parity Lien Debt to be purchased on a pro rata basis based on the principal amount thereof.  If any Excess Loss Proceeds remain after completion of an Event of Loss Offer, the Authority may, subject to applicable conditions, use such Excess Loss Proceeds for any purpose permitted by this Indenture and the Collateral Documents.  Upon completion of any such Event of Loss Offer, the amount of Excess Loss Proceeds shall be reset at zero. Notes (or portions thereof) purchased pursuant to an Event of Loss Offer will be cancelled by the Authority and may not be reissued.

In the event of an Event of Loss pursuant to clause (3) of the definition of “Event of Loss” with respect to any assets that have a fair market value (or replacement cost, if greater) in excess of $1.0 million, the Authority will be required to receive consideration (1) at least equal to the fair market value (evidenced by a resolution of the Authority’s Board of Directors set forth in an Officers’ Certificate delivered to the Trustee) of the property or assets subject to the Event of Loss and (2) with respect to any Event of Loss of any portion of the Project, at least 75% of which is in the form of cash or Cash Equivalents.

Section 4.20                                Subsidiaries.

The Authority shall not form, acquire, or own any Subsidiary.

Section 4.21                                Further Assurances.

The Authority will do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, as applicable, any and all such further acts, deeds, conveyances, security agreements, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as may be required from time to time in order to:

(1)           carry out the purposes of the Collateral Documents;

(2)           subject to the Liens created by any of the Collateral Documents any of the properties, rights of interests required to be encumbered thereby;

(3)           perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby; and

(4)           assure, convey, grant, assign, transfer, preserve, protect and confirm to the Trustee any of the rights granted now or hereafter intended by the parties thereto to be granted to the Collateral Trustee under the Collateral Documents or under any other instrument executed in connection herewith.

Upon the exercise by the Trustee or any Holder of any power, right, privilege or remedy under this Indenture or any of the Collateral Documents which requires any consent, approval, recording, qualification or authorization of any governmental authority (including any Gaming Authority), the Authority will execute and deliver all applications, certifications, instruments and other documents and papers that may be required from the Authority for such governmental consent, approval, recording, qualification or authorization.

Section 4.22                                No Amendment to Subordination and Lien Subordination Provisions.

The Authority will not amend, modify or alter the Existing Notes Indenture, the Existing Notes, the Subordinated Notes Indenture, the Subordinated Notes or the Existing Notes Collateral Documents in any way to:

(i)  increase the rate of or change the time for payment of interest on any Existing Notes or Subordinated Notes;

(ii)  increase the principal of or change the time for payment of the principal of any Existing Notes or Subordinated Notes;

(iii)  alter the redemption provisions or the price or terms at which the Authority is required or permitted to redeem or to offer to purchase any Existing Notes or Subordinated Notes; or

(iv)  amend the provisions of Section 14.01-14.03 of the Existing Notes Indenture,  Article Fourteen of the Subordinated Notes Indenture or Sections 14.2, 24.7, 25 and 26 of the Existing Notes Pledge and Security Agreement which relate to subordination and lien subordination.

Section 4.23                                Maintenance of Proschold Easement.

The Authority shall comply in all respects with the terms of the Proschold Grant of Easement and shall take all necessary or desirable action to ensure that the Proschold Easement remains in full force and effect until the Termination Date.

Section 4.24                                Certificate of Independent Engineer.

The Authority shall cause an Independent Engineer to deliver to the Trustee, within ten days after the end of each fiscal quarter of the Authority during which any payment with respect to the development and construction of the Emergency Vehicle Access Road on the Proschold Property is made, a signed certificate substantially in the form of Exhibit D hereto.

ARTICLE FIVE
MERGER, CONSOLIDATION OR SALE OF ASSETS

Section 5.01                                Merger, Consolidation or Sale of Assets.

The Authority shall not sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more transactions.  The Authority shall not consolidate or merge with or into any other Person.

ARTICLE SIX
DEFAULTS AND REMEDIES

Section 6.01                                Events of Default.

Each of the following shall be an Event of Default:

(a)  failure to pay any interest on any Note when due and payable, and such failure continues for 30 days or more;

(b)  failure to pay principal of, or premium, if any, on any Note;

(c)  failure by the Authority or the Tribe, as applicable, to comply with the provisions described under Sections 3.10, 4.07, 4.08, 4.09, 4.11, 4.12(b), 4.13(a), 4.14, 4.19, 4.22 or Article Five;

(d)  failure by the Authority for 30 days after notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes to comply with any of the other agreements in this Indenture or the Notes (other than a default set forth in clause (a), (b) or (c) above);

(e)  except with respect to a Payment Default on the Existing Notes, default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Authority (or the payment of which is guaranteed by the Authority), whether the Indebtedness or Guarantee now exists, or is created after the Closing Date, if that default:

(i)  is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(ii)  results in the acceleration of that Indebtedness prior to its express maturity,

and, in each case, the principal amount of that Indebtedness, together with the principal amount of any other Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

(f)  failure by the Authority to pay final non-appealable judgments to the extent that the amount of such judgments not covered by insurance underwritten by third parties or not adequately reserved for in accordance with GAAP aggregates in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(g)  failure by the Tribe to pay final non-appealable judgments to the extent that (i) such judgments provide for, create or allow recourse against the assets of the Authority or to any revenues thereof and (ii) the amount of such judgments not covered by insurance underwritten by third parties or not adequately reserved for in accordance with GAAP aggregates in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(h)  failure by the Tribal Gaming Commission to at all times provide a complete exclusion from the licensing requirements of Section 6.4.6 of the Compact for (a) all federally-regulated or state-regulated banks, savings and loans or other federally- or state-regulated lending institutions, (b) any agency or federal, state or local government or (c) any investor, who, alone or in conjunction with others, holds less than 10% of any outstanding indebtedness evidenced by bonds issued by the Authority for ten days after notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes of failure to so provide;

(i)  cessation of any material portion of gaming operations for a period of more than 30 consecutive days at the Project (other than as a result of an Event of Loss);

(j)  failure by the Tribe to comply with Section 10.01 for 30 days after notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes to comply;

(k)  the Authority or the Tribe pursuant to or within the meaning of Bankruptcy Law:

(i)  commences a voluntary case;

(ii)  consents to the entry of an order for relief against it in an involuntary case or files a petition or answer in any matter seeking reorganization; or

(iii)  makes a general assignment for the benefit of its creditors;

(l)  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)  is for relief against the Authority or the Tribe in an involuntary case or proceeding; or

(ii)  adjudges the Authority or the Tribe bankrupt or insolvent, or approves as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Authority, or appoints a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Authority or any substantial part of its property;

(iii)  orders the winding up, dissolution or liquidation of the Authority or the Tribe;

and the order or decree remains unstayed and in effect for 45 consecutive days;

(m)  failure by the Tribe to be a sovereign Indian tribe recognized by the United States of America;

(n)  any of the Collateral Documents shall cease, for any reason (other than pursuant to the terms thereof), to be in full force and effect, or the Authority or the Tribe shall so assert, or any security interest created, or purported to be created, by any of the Collateral Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby;

(o)  any material representation or warranty made by the Authority or the Tribe in any Collateral Document or that is contained in any certificate, document or financial or other statement furnished by the Authority or the Tribe at any time under or in connection with any such Collateral Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

(p)  any material breach of any agreement in the Collateral Documents and the expiration of any applicable grace period set forth therein or the repudiation by the Authority or the Tribe of any of its obligations under the Collateral Documents or the unenforceability of the Collateral Documents against the Authority or the Tribe for any reason.

Section 6.02                                Acceleration.

If any Event of Default (other than an Event of Default specified in clauses (k) or (l) of Section 6.01) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all principal, premium, if any, and accrued interest of the Notes to be due and payable immediately, subject to the restrictions in Article Thirteen.  Upon any such declaration, the Notes shall become due and payable immediately, subject to the restrictions in Article Thirteen.  If any Event of Default specified in clauses (k) or (l) of Section 6.01 occurs and is continuing, then the principal, premium, if any, and accrued interest on the Notes shall ipso facto become and be immediately due and payable without any declaration or other action on the part of the Trustee or any Holder, subject to the restrictions set forth in Article Thirteen.

Following an Event of Default (other than an Event of Default described in clauses (k) or (l) of Section 6.01), and only until the Holders of at least 25% in principal amount of the then outstanding Notes direct or consent to the Collateral Trustee’s exercise of its rights under the Waterfall Agreement to limit the Authority’s rights to withdraw funds in the Collection Accounts and the Collateral Waterfall Accounts to pay Operating Expenses, the Collateral Trustee will not prohibit all or any portion of the funds in the Collection Accounts and the Collateral Waterfall Accounts to be disbursed to the Authority for the payment of Operating Expenses if the Authority delivers to the Trustee an Officers’ Certificate that states that such funds will be used to pay Operating Expenses and identifies the payees of such funds and the basis for such payments.

Notwithstanding anything contained herein or in the Collateral Documents to the contrary, after an Event of Default, the Trustee shall not prohibit the payment to the Tribe in each calendar month, following payment of any Operating Costs as defined and provided in the Waterfall Agreement, of the Priority Tribal Distribution in an amount set forth in clause (2) of the definition thereof permitted pursuant to Section 4.07 and the Collateral Documents.

If any Event of Default occurs by reason of any willful action (or inaction) taken (or not taken) by the Authority or on its behalf with the intention of avoiding payment of the premium that the Authority would have had to pay if it then had elected to redeem the Notes pursuant to Section 3.07 hereof, then, upon acceleration of the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law and subject to Article Thirteen hereof, anything in this Indenture or in the Notes to the contrary notwithstanding.

As promptly as practicable following any acceleration of the Notes, the Trustee shall send a written notice to all Holders advising the Holders of the following:

(a)  an acceleration of the Note has occurred;

(b)  under the terms of this Indenture and the Notes, neither the Trustee nor the Authority may make any payment of principal or interest on the Notes (i) as a result of any enforcement action commenced by or behalf of the Trustee or any Holder, or (ii) after payment of the Notes has been accelerated because of a Default hereunder, except to a Holder that is licensed as a Financial Source pursuant to the Compact or exempt from such licensing;

(c)  the following persons are exempted from the licensing requirements referred to in subsection (b) of this Section: (i) any federally regulated or state-regulated bank, savings and loan, or other federally- or state-regulated lending institution, or any agency of the federal, state, or local government; and (ii) any investor who, alone or in conjunction with others, holds less than 10% of the Notes; and

(d)  any non-exempted Holder who is a Qualifying Institution is permitted (but not required) to become licensed as a Financial Source by submitting to the Tribal Gaming Commission and the California Gambling Control Commission a form of license application and a form of registration application substantially in the forms of Exhibits C-1 and C-2 hereto, with accompanying information establishing that the Holder is a Qualifying Institution.

The foregoing notice shall be accompanied by copies of the application forms referred to in subsection (d) above and the definition of who is a Qualifying Institution.

Section 6.03                                Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest, with respect to the Notes or to enforce the performance of any provision of the Notes or this Indenture, subject to the restrictions in Article Thirteen.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.04                                Waiver of Past Defaults.

Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee, may on behalf of the Holders of all of the Notes, waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05                                Control by Majority.

Subject to Article Thirteen, Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.  The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

Section 6.06                                Limitation on Suits.

Subject to Section 6.07 and Article Thirteen, a Holder may pursue a remedy with respect to this Indenture or the Notes only if:

(a)  the Holder gives to the Trustee written notice of a continuing Event of Default;

(b)  the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(c)  such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense that might be incurred by it in connection with the request or direction;

(d)  the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(e)  during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07                                Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, but subject to Article Thirteen, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase, a mandatory redemption or an irrevocably noticed optional redemption), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08                                Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a) or (b) or, with respect to obligations to redeem or offer to purchase Notes, (c), occurs and is continuing, subject to the restrictions in Article Thirteen, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Authority for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and premium, if any, and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09                                Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and, subject to the restrictions in Article Thirteen, the Holders of the Notes allowed in any judicial proceedings relative to the Authority (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10                                Priorities.

If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

First:  to the Trustee, its agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:  subject to the restrictions in Article Thirteen, to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, pro rata, according to the amounts due and payable on the Notes for principal, premium, if any, and interest; and

Third:  to the Authority or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11                                Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07, or a suit by Holders of more than ten percent in aggregate principal amount of the then outstanding Notes.

Section 6.12                                Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Authority, the Trustee and the Holders shall, subject to any final determination in such proceeding and/or defenses and/or counterclaims available to the Authority, be restored severally and respectively to its former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

ARTICLE SEVEN
TRUSTEE

Section 7.01                                Duties of Trustee.

(a)  If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)  Except during the continuance of an Event of Default:

(i)  the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)  the Trustee shall perform only those obligations and duties it expressly agrees to perform pursuant to this Indenture and the Collateral Documents. The Trustee shall have no liability for any loss incurred by any person because of any action taken, suffered or omitted by the Trustee, except to the extent that a court of competent jurisdiction shall find that the loss was due to the Trustee’s willful misconduct, negligence or bad faith.

(d)  the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(e)  the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(f)  Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(g)  No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability.  The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, costs, liability or expense that might be incurred by it in connection with the request or direction.

(h)  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(i)  The Trustee at all times shall remain a federally or state regulated bank, savings and loan, or other federally or state regulated lending institution.

(j)  The permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty.

Section 7.02                                Certain Rights of Trustee.

(a)  The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)  Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)  The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)  The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)  Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Authority shall be sufficient if signed by an Officer of the Authority.

(f)  The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the written request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(g)  The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(h)  The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of such event is sent to the Trustee in accordance with Section 15.02, and such notice references the Notes.

(i)  The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

Section 7.03                                Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may become a creditor of, or otherwise deal with, the Authority or any of its Affiliates with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest as described in the Trust Indenture Act of 1939, it must eliminate such conflict within 90 days or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Sections 7.10 and 7.11.

Section 7.04                                Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, it shall not be accountable for the Authority’s use of the proceeds from the Notes or any money paid to the Authority or upon the Authority’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05                                Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs.

Section 7.06                                Reports by Trustee to Holders of the Notes.

Within 60 days after each November 1 beginning November 1, 2012, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA §313(a) (but if no event described in TIA §313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).  The Trustee also shall comply with TIA §313(b)(2).  The Trustee shall also transmit by mail all reports as required by TIA §313(c).

A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Authority and filed with each stock exchange on which the Notes are listed in accordance with TIA §313(d).  The Authority shall promptly notify the Trustee when in writing the Notes are listed on any stock exchange or any delisting thereof.

At the expense of the Authority, the Trustee or, if the Trustee is not the Registrar, the Registrar, shall report the names of record Holders of the Notes to any Gaming Authority when requested to do so by the Authority.

At the express written direction of the Authority and at the Authority’s expense, the Trustee shall provide any Gaming Authority with:

(a)  copies of all notices, reports and other written communications which the Trustee gives to Holders;

(b)  a list of all of the Holders promptly after the original issuance of the Notes and periodically thereafter if the Authority so directs;

(c)  notice of any Default under this Indenture, any acceleration of the Indebtedness evidenced hereby, the institution of any legal actions or proceedings before any court or governmental authority in respect of a Default of Event of Default hereunder;

(d)  notice of the removal or resignation of the Trustee within five Business Days of the effectiveness thereof;

(e)  notice of any transfer or assignment of rights under this Indenture known to the Trustee within five Business Days thereof; and

(f)  a copy of any amendment to the Notes or this Indenture within five Business Days of the effectiveness thereof.

To the extent requested by the Authority and at the Authority’s expense, the Trustee shall cooperate with any Gaming Authority in order to provide such Gaming Authority with the information and documentation reasonably requested and as otherwise required by applicable law.

Section 7.07                                Compensation and Indemnity.

The Authority shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder in accordance with a written schedule provided by the Trustee to the Authority.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Authority shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Authority shall indemnify, defend and hold harmless the Trustee and its officers, directors and employees against any and all losses, liabilities, damages, judgments, reasonable costs and expenses (including reasonable attorney’s fees and expenses), and stamp or other similar taxes incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Authority (including this Section 7.07) and defending itself or themselves against any claim or action (whether asserted by either of the Authority or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent that a court of competent jurisdiction shall find that the losses, liabilities, damages, judgments, costs or expenses are attributable to the willful misconduct, negligence or bad faith of the Trustee or its officers, directors and employees.  The Trustee shall notify the Authority promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Authority shall not relieve the Authority of its obligations hereunder.  The Authority shall defend the claim and the Trustee shall cooperate in the defense.  The Trustee may have separate counsel and the Authority shall pay the reasonable fees and expenses of such counsel.  The Authority need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

The obligations of the Authority under this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.

To secure the Authority’s payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes.  Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(k) or (l) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

The Trustee shall comply with the provisions of TIA §313(b)(2) to the extent applicable.

Section 7.08                                Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Authority and applicable Gaming Authorities.  The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Authority in writing.  The Authority may remove the Trustee if:

(a)  the Trustee fails to comply with Section 7.10;

(b)  the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)  a custodian or public officer takes charge of the Trustee or its property; or

(d)  the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Authority shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Authority.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Authority, or the Holders of a majority in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months (or, if shorter, since the Closing Date), fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall take all steps necessary or advisable to be approved by applicable Gaming Authorities, if required, and deliver a written acceptance of its appointment to the retiring Trustee and to the Authority.  Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.

The successor Trustee shall mail a notice of its succession to Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Authority’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09                                Successor Trustee by Merger, Etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act shall be the successor Trustee; provided, however, such Person shall be otherwise eligible and qualified under this Article and in accordance with any applicable rules or regulations of Gaming Authorities.

Section 7.10                                Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a bank organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA §310(a)(1), (2) and (5).  The Trustee is subject to TIA §310(b).

Section 7.11                                Preferential Collection of Claims Against Authority.

The Trustee is subject to TIA §311(a), excluding any creditor relationship listed in TIA §311(b).  A Trustee who has resigned or been removed shall be subject to TIA §311(a) to the extent indicated therein.  The Trustee hereby waives any right to set-off any claim that it may have against the Authority in any capacity (other than as Trustee and Paying Agent) against any of the assets of the Authority held by the Trustee; provided, however, that if the Trustee is or becomes a lender of any other Indebtedness permitted hereunder to be pari passu with the Notes, then such waiver shall not apply to the extent of such Indebtedness.

Section 7.12                                Authorization of Trustee to Take Other Actions.

The Trustee and its directors, officers, employees and Affiliates shall cooperate with all Gaming Authorities and provide such information and documentation as may from time to time be requested thereby.

ARTICLE EIGHT
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01                                Option to Effect Legal Defeasance or Covenant Defeasance.

The Authority may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, at any time, elect to have either Section 8.02 or 8.03 be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.

Section 8.02                                Legal Defeasance and Discharge.

Upon the Authority’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Authority shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Authority shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Authority, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(a)  the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium on such Notes when such payments are due from the trust referred to below,

(b)  the Authority’s obligations with respect to such Notes under Article Two and Section 4.02 and money for security payments held in trust,

(c)  the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Authority’s obligations in connection herewith, and

(d)  this Article Eight.

Subject to compliance with this Article Eight, the Authority may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

Section 8.03                                Covenant Defeasance.

Upon the Authority’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Authority shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from its obligations under the covenants contained in Sections 3.09, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13(b), 4.14, 4.15, 4.16, 4.17, 4.18, 4.19, 4.20, 4.21, 4.22, 4.23, 4.24 and 4.25 with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).

For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Authority may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.  In addition, upon the Authority’s exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Sections 6.01(c) through (g), (i), (j), (n), (o) and (p) shall not constitute Events of Default.

Section 8.04                                Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 to the outstanding Notes:

(a)  the Authority must irrevocably deposit with the Trustee, in trust for the benefit of the Holders of the Notes, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, interest on, and premium, if any, on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Authority must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(b)  in the case of an election under Section 8.02, the Authority shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (i) the Authority has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the Closing Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon, such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)  in the case of an election under Section 8.03, the Authority shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)  no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(e)  such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Authority is a party or by which the Authority is bound;

(f)  the Authority shall deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by it with the intent of preferring the Holders of Notes over other creditors of the Authority or with the intent of defeating, hindering, delaying or defrauding creditors of the Authority or others; and

(g)  the Authority shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Section 8.05                                Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Authority acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

The Authority shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article Eight to the contrary, the Trustee shall deliver or pay to the Authority from time to time upon the request of the Authority any money or non-callable Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06                                Repayment to the Authority.

Any money deposited with the Trustee or any Paying Agent, or then held by the Authority, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Authority on its request or (if then held by the Authority) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Authority for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Authority as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Authority cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Authority.

Section 8.07                                Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Authority’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided, however, that, if the Authority makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Authority shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE NINE
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01                                Without Consent of Holders of Notes.

Notwithstanding Section 9.02 of this Indenture, the Authority and the Trustee may amend or supplement this Indenture, the Notes and the Collateral Documents without the consent of any Holder of a Note to:

(a)  cure any ambiguity, defect or inconsistency or to make a modification of a formal, minor or technical nature or to correct a manifest error;

(b)  provide for uncertificated Notes in addition to or in place of Definitive Notes;

(c)  make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of a Note;

(d)  conform the text of this Indenture, the Notes or the Collateral Documents to any provision of the “Description of the Notes” section of the Offer to Exchange to the extent that such provision was intended to be a verbatim recitation of a provision of this Indenture, the Notes or the Collateral Documents, as evidenced by an Officers’ Certificate delivered to the Trustee;

(e)  (i) enter into additional or supplemental Collateral Documents or (ii) release Collateral in accordance with the terms of this Indenture, the Notes or the Collateral Documents; or

(f)  evidence and provide for the acceptance and appointment under this Indenture of a successor trustee pursuant to the requirements hereof;

provided, that the Authority has delivered to the Trustee an Officers’ Certificate and Opinion of Counsel stating that any such amendment or supplement complies with the applicable provisions of this Section 9.01.

Upon the request of the Authority accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02, the Trustee shall join with the Authority in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02                                With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Authority and the Trustee may amend or supplement this Indenture, the Notes or the Collateral Documents with the consent of the Holders of  a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default or compliance with any provision of this Indenture, the Notes or the Collateral Documents may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes); provided, however, that if any amendment, supplement or waiver would only affect the Series A Notes or the Series B Notes, only the consent of the Holders of a majority in principal amount of the Series A Notes or the Series B Notes then outstanding (and not the consent of a majority in principal amount of all Notes then outstanding), as the case may be, shall be required.

However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

(a)  reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(b)  reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of, or offers to purchase, the Notes (other than the provisions relating to Sections 4.09, 4.14 and 4.19 prior to the time at which an obligation to make such an offer has arisen), other than as set forth in Section 2 of the Notes with respect to an extension of the maturity date of the Notes;

(c)  reduce the rate of or change the time for payment of interest on any Note;

(d)  waive a Default or Event of Default in the payment of principal of, or interest or premium on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of Notes and a waiver of the payment default that resulted from such acceleration);

(e)  make any Note payable in money other than that stated in the Notes;

(f)  make any change in the provisions of this Indenture relating to waivers of past Defaults or Events of Default or the rights of Holders of Notes to receive payments of principal of, or interest or premium, if any, on the Notes;

(g)  waive a redemption payment with respect to any Note; or

(h)  make any change in the preceding amendment and waiver provisions.

In addition, any amendment or supplement to, or waiver of, any provision of this Indenture or any Collateral Document (a) that has the effect of releasing all or substantially all of the Collateral from the Lien of this Indenture and the Collateral Documents, (b) that would directly or indirectly impair or affect the ranking or priority of any Lien securing Notes or (c) relating to the application of proceeds of Collateral that would materially adversely affect the Holders of Notes, in each case, shall require the consent of the Holders of at least 66 2/3% of the aggregate outstanding principal amount of the Notes; provided, however, that if any amendment or waiver would only affect the Series A Notes or the Series B Notes, only the consent of the Holders of 66 2/3% in principal amount of the Series A Notes or the Series B Notes then outstanding (and not the consent of 66 2/3% in principal amount of all Notes then outstanding), as the case may be, shall be required.

The Authority may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto.  If a record date is fixed, the Holders on such record date, or its duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

Upon the request of the Authority accompanied by a resolution of its Board of Directors, as applicable, authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02, the Trustee shall join with the Authority in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may, but shall not be obligated to, enter into such amended or supplemental Indenture.

It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section becomes effective, the Authority shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Authority to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.

Section 9.03                                Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04                                Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05                                Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Authority in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06                                Trustee to Sign Amendments, Etc.

The Trustee shall sign any amended or supplemental indenture or Note authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  The Authority may not sign an amendment or supplemental Indenture or Note until its Board of Directors approves it.  In executing any amended or supplemental indenture or Note, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture as then in effect.

ARTICLE TEN
COVENANTS OF THE TRIBE

Section 10.01                          Covenants of the Tribe.

(a)  The Tribe shall not do, and shall not permit any of its representatives, political subunits or councils, agencies, instrumentalities or enterprises, directly or indirectly to do, except as required by federal or state law or the Compact, any of the following:

(i)  impose or increase any tax or other payment obligation on the Authority or on any patrons of, or any activity at, the Project other than Permitted Payments;

(ii)  amend or repeal the Tribal Gaming Ordinance, Authority Ordinance, UCC Ordinance, Arbitration Provisions or Financial Source Regulation, in each case, in effect on the Closing Date (unless any such amendment is a legitimate effort to ensure that the Authority and the Project conduct gaming operations in a manner that is consistent with applicable laws, rules and regulations or that protects the environment, the public health and safety, or the integrity of the Authority or the Project);

(iii)  deny access by the Authority or patrons of the Gaming Business to Key Project Assets or otherwise restrict or eliminate the right of the Authority to conduct gaming operations at the Project in a manner that would materially and adversely affect the Gaming Business;

(iv)  take any other action, enter into any agreement, amend its Articles of Association or amend, repeal or enact any ordinance, law, rule or regulation that would have a material adverse effect on the rights or interests of Holders of the Notes, including, without limitation, taking any action to engage in the Gaming Business other than through the Authority;

(v)  except pursuant to Article Eleven and the Collateral Documents, waive its sovereign immunity in any manner that would create recourse to the assets of the Authority (including any cash thereof), except that the Tribe may do so to the extent it is acting for the account and benefit of the Authority and so long as such action of the Tribe would not be prohibited by this Indenture if undertaken directly by the Authority and such action has been approved by the Authority’s Board of Directors;

(vi)  enact any statute, law, ordinance or rule that would have a material adverse effect on the rights or interests of the Trustee or the Holders of the Notes under this Indenture, the Notes or the Collateral Documents;

(vii)  except with the consent of a majority of Holders of the Notes, directly or indirectly impose, tax or otherwise make a charge on this Indenture, the Notes, the Collateral Documents or any payments or deposits to be made thereunder;

(viii)  permit or incur any consensual liability of the Tribe (or of any other instrumentality, authority or sub-unit of the Tribe) that is a legal obligation of the Authority, for which the assets of the Authority may be bound or for which there may be recourse to the assets of the Authority, other than a liability that the Authority is permitted or not prohibited from incurring on its own behalf under this Indenture;

(ix)  pursuant to or within the meaning of Bankruptcy Law, appoint or consent to the appointment of a custodian of the Authority for all or substantially all of the assets of the Authority, or over the Gaming Assets including any Key Project Assets;

(x)  enact any Bankruptcy Law or similar law for the relief of debtors that would impair, limit, restrict, delay or otherwise adversely affect any of the rights and remedies of the Trustee, the Collateral Trustee or the Holders of the Notes provided for in this Indenture, the Notes or the Collateral Documents;

(xi)  exercise any power of eminent domain over the assets of the Authority (other than any such exercise that would not materially adversely affect the economic rights and benefits of the Trustee or the Holders of the Notes);

(xii)  fail to comply in good faith with the Compact (including the provisions with respect to the licensing and exemption from licensing of Financial Sources), or fail to comply with IGRA or any other applicable and binding law, regulation, order or decree in a manner that would be reasonably likely to result in a material adverse effect on the ability of the Tribe or the Authority to conduct its Gaming Business or perform its obligations under this Indenture, Notes or Collateral Documents;

(xiii)  to the extent within its lawful power, allow any initiative or referendum by the members of the Tribe that would violate, if taken, the agreements or obligations of the Tribe and the Authority under this Indenture, the Collateral Documents or CGCC-2; or

(xiv)  cause or permit the Authority to take any action in violation of this Indenture or any Collateral Document.

(b)  The Tribe agrees, subject to Section 13.01 and the third paragraph of Section 6.02, that upon any payment or distribution of assets upon any Insolvency Proceeding of the Authority, or the Project, the Holders of the Notes will be entitled to receive payment in full in respect to all principal, premium, interest and other amounts owing in respect of the Notes before any payment or any distribution to the Tribe.

(c)  In the event that the Tribe receives any payment from the Authority at a time when such payment is prohibited by the terms of this Indenture, such payment shall be held by the Tribe in trust for the benefit of, and shall be paid forthwith over and delivered, upon the written request of the Trustee or the Authority, to the Authority.

(d)  The Tribe agrees that the Authority shall have sole and exclusive jurisdiction to operate the Project in accordance with the Authority Ordinance.  The Tribe agrees that the Authority shall have the sole and exclusive right to conduct any Gaming Business of the Tribe and no Tribal Party shall conduct any Gaming Business other than through the Authority.

(e)  The Tribe consents, agrees and acknowledges to the creation of the Liens securing the Obligations created under the Notes, this Indenture and the Collateral Documents.

(f)  Any action taken by the Tribe to comply with federal or state law that would otherwise violate this covenant shall be taken only after 30 days prior written notice to the Trustee, to the extent such notice is possible under the federal or state law or the Compact, accompanied by an Officers’ Certificate and Opinion of Counsel that such action is required by federal or state law or the Compact.

(g)  The Tribe shall use Permitted Payments for the purposes provided for in the definition thereof and for no other purposes, including for payments made by the Authority for the Proschold Lease Agreement.

(h)  No action shall be taken by or on behalf of the Tribe, including any law, ordinance or resolution of the Tribe or the Tribal Council of the Tribe, that impairs necessary access to the lands of the Tribe for the purposes of operating the Project or conducting the business of the Authority or its ability to timely perform its obligations under the Indenture, the Notes and the Collateral Documents.

ARTICLE ELEVEN
IRREVOCABLE WAIVER OF SOVEREIGN IMMUNITY

Section 11.01                          Irrevocable Waiver of Sovereign Immunity.

The Authority (for itself) and the Tribe (for itself and each other Tribal Party) unconditionally and irrevocably waives its or their sovereign immunity from any suit, action, proceeding or legal process of any nature, and any and all defenses based thereon, with respect to any claim, demand, dispute, action or cause of action related or incidental to this Indenture, the Notes or the Collateral Documents, including the offer or sale of the Notes, whether now existing or hereafter arising and whether sounding in tort, contract or otherwise (collectively “Permitted Claims”).

Such unconditional and irrevocable waiver extends (a) to permit the interpretation, enforcement and the seeking of legal or equitable relief and remedies (whether through an award or granting of specific performance, injunction, mandamus, damages or otherwise) through judicial proceedings and other legal process as hereinafter provided, (b) to permit judicial actions in any of the Applicable Courts (as defined below) to compel, enter judgment upon, enforce, modify or vacate any award or interim injunctive relief related to arbitration proceedings described below, and (c) to permit a judgment or order issued by an Applicable Court or arbitrator as provided hereunder to be enforced in any court of competent jurisdiction (including the Federal and State Courts in California); provided, however, such waiver shall be subject to the following limitations: (a) no Person may seek enforcement or recover any damages as a result of such waiver against any property or rights of the Authority or the Tribe, except as against Gaming Assets (other than Excluded Assets) and Gaming Assets distributed or otherwise transferred or conveyed (either directly or indirectly) to the Tribe in contravention of this Indenture, except in the case of a breach by the Tribe of its obligations under this Indenture in which it receives any payment or amount in violation of this Indenture, in which case a Person may seek enforcement against assets of the Tribe and the Authority other than Gaming Assets, in each case other than Excluded Assets, but only to the extent of such payment or amount received by the Tribe; (b) no Person will be entitled to enforce such waiver except the Trustee, Holders, Beneficial Owners of the Notes, the Collateral Trustee and other Persons who are expressly permitted to benefit from this Indenture or the Collateral Documents, together with the respective successors and assigns of such Persons (each, a “Permitted Party”); (c) no Person shall be entitled to assert a claim because of such waiver except a Permitted Claim; (d) claims permitted by such waiver may be brought only in the Applicable Courts or in arbitration proceedings as described below; and (e) all Permitted Claims shall be interpreted and subject to the law governing this Indenture and the Notes.

Without in any way limiting the generality of the foregoing, each of the Tribe and the Authority expressly authorizes any governmental authorities who have the right and duty under applicable law to take any action authorized or ordered by any court, to take such action to give effect to any judgment entered or order granted in accordance with the terms of this Indenture.

Each of the Authority and the Tribe unconditionally and irrevocably waives the jurisdiction and right of any tribal court or forum, now or hereafter existing or created, to hear or resolve any Permitted Claim.  Each of the Authority and the Tribe unconditionally and irrevocably waives the application of any rule or doctrine relating to the exhaustion of tribal remedies, abstention or comity that might otherwise require or permit a Permitted Claim to be heard or resolved (either initially or finally) in a tribal court or other tribal forum.

Each of the Authority and Tribe irrevocably consents to arbitration as described below and for the resolution and enforcement of Permitted Claims and actions permitted by the waivers described above, to the following courts (the “Applicable Courts”): (a) the federal courts of the United States of America located in the City of New York and all courts to which any appeal therefrom may be available; (b) any court of the State of New York and all courts to which any appeal therefrom may be available; and (c) any court or other forum of the Tribe (to the extent that a Permitted Party has commenced or consented to an action in such court or forum).

At the election of the Trustee, any Permitted Claims must be resolved by binding arbitration under the commercial arbitration rules of the American Arbitration Association (the “AAA”), as modified by this Indenture.  An arbitration proceeding may be commenced only by the Trustee, or to the extent remedies may be enforced directly by a Holder or Beneficial Owner of Notes, by the Holder or the Beneficial Owner upon the filing with the AAA of a Statement of Claim (within the meaning of the AAA rules) and serving a copy thereof on the Authority and the Tribe.  A single arbitrator shall hear the Permitted Claim, and shall be selected in accordance with the rules of the AAA.  No person shall be eligible to serve as an arbitrator if the person is related to, affiliated with or has represented in a legal capacity any party to the arbitration proceeding or any party to this Indenture.  The arbitrator shall be an attorney or retired judge admitted to practice and in good standing before the highest court of a state, who is experienced in advising clients in connection with commercial borrowings or the issuance of debt securities.  Any party shall be permitted to engage in any discovery permitted under the rules of the AAA.  However, all discovery shall be completed within 90 days following the initial filing of the Statement of Claim.

The hearing on the arbitration must be held in the City of Los Angeles, California, and commence and be completed no more than 30 days after the close of discovery, and the arbitrator shall render an award in writing within 30 days of the completion of the hearing, which shall contain findings of facts and conclusions of law.  Any arbitrator appointed hereunder may award interim injunctive relief before the final arbitration award.  Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator.

The Tribe and the Authority shall comply with and observe each order, award, judgment or decree entered by any arbitrator as provided above or any Applicable Court with respect to any Permitted Claim (collectively, “Orders”).  To that end, the Tribe and any court of the Tribe of competent jurisdiction now or hereafter existing shall give full faith and credit to all Orders and, to the extent reasonably necessary, shall issue such additional orders and take such additional actions and exercise such additional legal powers as may reasonably be necessary to effectuate the same, whether within or without the Tribe’s lands.

In addition, to the extent applicable, any arbitration award arising from arbitration authorized hereunder shall be effectuated in accordance with the terms granting such arbitration rights and in accordance with the Tribal Arbitration Provisions, and shall be deemed to be an Order.  The Tribe’s police powers shall be available to secure and support any such enforcement efforts, and all police or other law enforcement officials of the Tribe shall carry out such Orders.  All enforcement remedies with respect to any Order generally available throughout the State of California may be applied on the reservation of the Tribe, including lands owned in fee by or held by or in trust for the Tribe.

Each of the Tribe and the Authority agrees not to revoke or limit, in whole or in part, its waiver of sovereign immunity contained in this Indenture or in any way attempt to revoke or limit, in whole or in part, such waiver of sovereign immunity.  In the event of any such revocation, limitation, attempted revocation, or attempted limitation, the parties hereto expressly recognize and agree that there remains no adequate remedy at law available to the Trustee, it will be irreparably injured upon such revocation or limitation hereof, and each of the Tribe and the Authority hereby consents to the entry of appropriate injunctive relief, consistent with the terms and conditions of this Indenture, the Notes and the Collateral Documents, as applicable.  In the event of any attempted limitation or revocation of the waiver of sovereign immunity granted herein, the Trustee may immediately seek judicial injunctive relief as provided in this waiver.  Any action seeking injunctive relief hereunder shall be brought at the Trustee’s option, either in an arbitration proceeding as provided herein, or in one of the Applicable Courts, and each of the Tribe and Authority expressly consents to the jurisdiction of, and agrees to be bound by, any order or judgment of such arbitrator or Applicable Court, and any federal or state court with appellate jurisdiction thereof.

The provisions of this Article Eleven are in addition to (and not in lieu or replacement of) similar waiver, consent to jurisdiction and dispute resolution provisions that are contained in any of the Notes and the Collateral Documents.  This Article Eleven shall not modify or limit in any manner the waiver, consent to jurisdiction or dispute resolution provisions in any of the Notes and the Collateral Documents.

ARTICLE TWELVE
SATISFACTION AND DISCHARGE

Section 12.01                          Satisfaction and Discharge.

This Indenture shall be discharged and shall cease to be of further effect as to all Notes issued hereunder, when:

(a)  either:

(i)  all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Authority) have been delivered to the Trustee for cancellation; or

(ii)  all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Authority has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption;

(b)  no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Authority is a party or by which it is bound;

(c)  the Authority has paid or caused to be paid all sums payable by it under this Indenture; and

(d)  the Authority has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

The Authority shall deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the above, the Trustee shall pay to the Authority from time to time upon its request any cash or Government Securities held by it as provided in this Section which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect a satisfaction and discharge under this Article Twelve.

Section 12.02                       Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 12.03, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 12.02, the “Trustee”) pursuant to Section 12.01 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Authority acting as Paying Agent) as the Trustee is directed, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

Section 12.03         Repayment to the Authority.

Any money deposited with the Trustee or any Paying Agent, or then held by the Authority, in trust for the payment of the principal of, premium or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Authority on its request or (if then held by the Authority) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Authority for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Authority as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Authority cause to be published once, in the New York Times or The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Authority.

ARTICLE THIRTEEN
SPECIAL PROVISIONS REGARDING UNLICENSED AND NON-EXEMPT HOLDERS

Section 13.01         Special Provisions Regarding Unlicensed and Non-Exempt Holders.

If any Notes are transferred to a Holder (or Beneficial Owner) that is not licensed or otherwise exempted from licensing by the Tribal Gaming Commission in accordance with the Compact, then neither the transferee Holder (or Beneficial Owner) nor any Person acting on behalf of that transferee Holder (or Beneficial Owner), including the Trustee, will have any right to enforce any payment obligation relating to the Notes against any revenues, property or rights of the Authority or the Tribe, or any branch, department, agency, instrumentality, division, subsidiary, enterprise, authority or wholly-owned corporation or business of the Tribe (whether through the exercise of voting rights or otherwise), until such time as the transferee Holder is licensed or exempted from licensing by the Tribal Gaming Commission in accordance with the Compact.  Notwithstanding any other provision of this Indenture, the Trustee, the Authority and the Tribe are prohibited from making any payment on the Notes (1) as a result of any enforcement action commenced by or on behalf of the Trustee or any Holder or (2) after payment of the Notes has been accelerated because of a Default under this Indenture, except in each case to a Holder that is licensed or exempted from licensing by the Tribal Gaming Commission in accordance with the Compact.

The foregoing provisions of this Section 13.01 shall not apply to any Person who is not licensed as a Financial Source (or exempted from such requirement) to the extent the Compact or the State Bond Regulation is amended to not require such Person to be licensed as a Financial Source.

ARTICLE FOURTEEN
COLLATERAL AND SECURITY

Section 14.01         Collateral Documents.

(a)  Subject to the Liens permitted by the Collateral Documents and the second sentence of Section 13.01, the due and punctual payment of the principal of and interest on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest on the Notes and performance of all other obligations of the Authority to the Holders of Notes or the Trustee under this Indenture, the Collateral Documents and the Notes, according to the terms hereunder or thereunder, are secured as provided in the Collateral Documents which the Authority has entered into simultaneously with the execution of this Indenture or will enter into after the Closing Date.

Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Collateral Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Trustee and the Collateral Trustee, as applicable, to enter into the Collateral Documents and to perform their respective obligations and exercise their respective rights thereunder in accordance therewith.  The Authority will deliver to the Trustee and the Collateral Trustee, as applicable, copies of all documents required to be delivered to the Trustee and the Collateral Trustee, as applicable, pursuant to the Collateral Documents, and will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Collateral Documents, to assure and confirm to the Collateral Trustee the security interest in the Collateral contemplated hereby, by the Collateral Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed.  The Authority will take any and all actions reasonably required or as the Trustee or the Collateral Trustee may, but shall not be obligated to, reasonably request to cause the Collateral Documents to create and maintain, as security for the Obligations of the Authority hereunder, a valid and enforceable perfected first priority Lien in and on all the Collateral as set forth in the Collateral Documents, in favor of the Collateral Trustee for the benefit of the Holders of the Notes and the holders of any other Parity Lien Debt, superior to and prior to the rights of all third Persons and subject to no other Liens than Permitted Liens.

(b)  This Article Fourteen, the Security Agreement and the other Collateral Documents are subject to the terms, limitations and conditions set forth in the Collateral Trust Agreement.  If the Authority incurs any Parity Lien Debt (other than Notes) after the Closing Date, the Holders acknowledge that the Obligations under this Indenture and the Notes will be secured by the Collateral Equally and Ratably with such other Parity Lien Debt to the extent set forth in the Collateral Trust Agreement and the other Collateral Documents.  The Holders of the Notes acknowledge that the Collateral Trust Agreement provides for the allocation of the proceeds of the Collateral among the Parity Lien Secured Parties as set forth therein and contains limits on the ability of the Trustee and the Holders to take remedial actions with respect to the Collateral.

Section 14.02         Lien Priority.

Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Existing Notes Indenture Debt granted on the Common Collateral or of any Liens securing the Indenture Debt granted on the Common Collateral and notwithstanding any provision of applicable law, the Existing Notes Collateral Documents or the Collateral Documents:

(a)           any Lien on the Common Collateral securing any Indenture Debt, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Common Collateral securing any Existing Notes Indenture Debt granted pursuant to the Existing Notes Collateral Documents; and

(b)           any Lien on the Common Collateral securing any of the Existing Notes Indenture Debt granted pursuant to the Existing Notes Collateral Documents shall be junior and subordinate in all respects to all Liens on the Common Collateral securing any Indenture Debt.

Section 14.03         Application of Collateral.

Notwithstanding anything to the contrary contained in the Existing Notes Indenture or the Existing Notes Collateral Documents, until the payment in full in cash of the Indenture Debt, the Collateral cannot be used to make any interest or principal payment on the Existing Notes.

Section 14.04         Security Interest During an Event of Default.

If an Event of Default occurs and is continuing, subject to the limitations in Section 15.18, the Collateral Trustee may, in addition to any rights and remedies available to it under this Indenture and the Collateral Documents, take such action as it deems advisable to protect and enforce its rights in the Collateral, including the institution of sale or foreclosure proceedings.

So long as no Event of Default shall have occurred and be continuing, and subject to certain terms and conditions set forth in this Indenture and the Collateral Documents, the Authority will be entitled to receive the benefit of all cash dividends, interest and other payments made upon or with respect to the Collateral and to exercise any voting and other consensual rights pertaining to the Collateral.  Upon the occurrence and continuation of an Event of Default, to the extent permitted by applicable federal and state law and the Compact and subject to the limitations set forth under Section 15.18:

(1)  all rights of the Authority to exercise such voting or other consensual rights will cease, and all such rights shall become vested solely in the Collateral Trustee, which will have the sole right to exercise such rights;

(2)  all rights of the Authority to receive all cash dividends, interest and other payments made upon or with respect to the Collateral will cease and such cash dividends, interest and other payments will be paid to the Collateral Trustee; and

(3)  the Collateral Trustee may sell the Collateral or any part of the Collateral in accordance with the terms of the Collateral Documents.

Under the terms of this Indenture and the Collateral Documents, so long as an Event of Default is continuing, the Collateral Trustee will determine the circumstances and manner in which the Collateral will be disposed of, including the determination of whether to foreclose on the Collateral following an Event of Default.

Section 14.05         Recording and Opinions.

(a)  The Authority will furnish to the Collateral Trustee simultaneously with the execution and delivery of this Indenture an Opinion of Counsel either:

(i)  stating that, in the opinion of such counsel, all action has been taken with respect to the recording, registering and filing of this Indenture, financing statements or other instruments necessary to make effective the Lien intended to be created by the Collateral Documents, and reciting with respect to the security interests in the Collateral, the details of such action; or

(ii)  stating that, in the opinion of such counsel, no such action is necessary to make such Lien effective.

(b)  The Authority will furnish to the Collateral Trustee on November 1 in each year beginning with November 1, 2012, an Opinion of Counsel, dated as of such date, either:

(i)   (A) stating that, in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of the Collateral Documents and reciting with respect to the security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, and (B) stating that, in the opinion of such counsel, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders of Notes, the Trustee and the Collateral Trustee hereunder and under the Collateral Documents with respect to the security interests in the Collateral; or

(ii)  stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien and assignment.

(c)  The Authority will otherwise comply with the provisions of TIA §314(b).

Section 14.06         Release of Collateral.

(a)  Subject to subsections (b), (c) and (d) of this Section 14.04, Collateral may be released from the Lien and security interest created by the Collateral Documents at any time or from time to time in accordance with the provisions of the Collateral Documents or as provided hereby.  The Collateral Trustee shall release from the Lien created by this Indenture and the Collateral Documents (i) Collateral that is sold, transferred, disbursed, conveyed or otherwise disposed of to the extent such sale, transfer, disbursement, conveyance or disposition is not in violation of the provisions of this Indenture (including, without limitation, pursuant to Section 4.09 or 4.19); provided that any products or proceeds received by the Authority in respect of the Collateral so sold, transferred, disbursed or otherwise disposed of shall continue to constitute Collateral, (ii) any property or asset that is or becomes an Excluded Asset, (iii) Collateral that is released with the consent of the Holders of the requisite percentage of Notes in accordance with Article Nine, (iv) all of the Collateral under the circumstances described under Section 14.09 and (v) if required in accordance with the terms of the Collateral Trust Agreement or any other Collateral Document.

Upon the request of the Authority pursuant to an Officers’ Certificate certifying that all conditions precedent hereunder for such release have been met and stating whether or not such release is in connection with an Asset Sale or an Event of Loss, the Collateral Trustee (at the sole cost and expense of the Authority) shall release such Collateral from the Liens securing the Notes; provided, that if such sale, conveyance or disposition constitutes an Asset Sale, the Authority will apply the Net Proceeds in accordance with Section 4.09 or that if such release is in connection with an Event of Loss, the Authority will apply the Net Loss Proceeds in accordance with Section 4.19.  Upon receipt of such Officers’ Certificate, the Trustee shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Collateral Documents.

(b)  No Collateral may be released from the Lien and security interest created by the Collateral Documents pursuant to the provisions of the Collateral Documents unless the certificate required by this Section 14.04 has been delivered to the Collateral Trustee.

(c)  At any time when a Default or Event of Default has occurred and is continuing and the maturity of the Notes has been accelerated (whether by declaration or otherwise), no release of Collateral pursuant to the provisions of the Collateral Documents will be effective as against the Holders of Notes.

(d)  The release of any Collateral from the Lien of this Indenture and the Collateral Documents will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms of this Indenture or the Collateral Documents.  To the extent applicable, the Authority will cause TIA §313(b), relating to reports, and TIA §314(d), relating to the release of property or securities from the Lien and security interest of the Collateral Documents and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Collateral Documents, to be complied with.  Any certificate or opinion required by TIA §314(d) may be made by an Officer of the Authority except in cases where TIA §314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert, as evidenced in an Officers’ Certificate delivered to the Trustee and the Collateral Trustee.

Section 14.07         Certificates of the Authority.

The Authority will furnish to the Trustee and the Collateral Trustee, prior to each proposed release of Collateral pursuant to the Collateral Documents:

(1)  all documents required by TIA §314(d); and

(2)  an Opinion of Counsel to the effect that such accompanying documents constitute all documents required by TIA §314(d).

The Trustee may, to the extent permitted by Sections 7.01 and 7.02, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

Section 14.08         Certificates of the Collateral Trustee.

In the event that the Authority wishes to release Collateral in accordance with the Collateral Documents and has delivered the certificates and documents required by the Collateral Documents and Sections 14.04 and 14.05, the Collateral Trustee will determine whether it has received all documentation required by TIA §314(d) in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to Section 14.05(2), will deliver a certificate to the Collateral Trustee setting forth such determination.

Section 14.09         Authorization of Actions to Be Taken by the Collateral Trustee Under the Collateral Documents.

Subject to the provisions of Section 7.01, 7.02 and 15.18, the Collateral Trustee may, in its sole discretion and without the consent of the Trustee or the Holders of Notes, on behalf of the Holders of Notes and the holders of any other Party Lien Debt, take all actions it deems necessary or appropriate in order to:

(1)  enforce any of the terms of the Collateral Documents; and

(2)  collect and receive any and all amounts payable in respect of the Obligations of the Authority hereunder and under the agreements governing such other Party Lien Debt.

The Collateral Trustee will have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Collateral Documents or this Indenture, and such suits and proceedings as the Collateral Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Notes or of the Collateral Trustee).

Section 14.10         Authorization of Receipt of Funds by the Trustee Under the Collateral Documents.

The Trustee is authorized to receive any funds for the benefit of the Holders of Notes distributed under the Collateral Documents, and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.

Section 14.11         Termination of Security Interest.

Upon the full and final payment and performance of all Obligations of the Authority under this Indenture, the Collateral Documents and the Notes, the Liens granted to secure the Obligations of the Authority under this Indenture and the Notes will be released.  In addition, the Collateral Trustee will release from the Lien created by this Indenture and the Collateral Documents all Collateral upon legal or covenant defeasance pursuant to the provisions set forth under Article Eight or discharge of this Indenture in accordance with the provisions set forth under Article Twelve; provided that the funds deposited with the Trustee, in trust, for the benefit of the Holders of the Notes as required by such provisions shall not be released other than in accordance with such provisions.

Section 14.12         Post-Closing Collateral.

To the extent any security interest in the Collateral cannot be perfected by the Closing Date, the Authority agrees to use commercially reasonable efforts to do or cause to be done all acts and things that may be required, including obtaining any required consents from third parties, to have all security interests in the Collateral duly created and enforceable and perfected, to the extent required by the Collateral Documents; provided that all such acts and things shall in any event be completed within 30 days following the Closing Date.

ARTICLE FIFTEEN
MISCELLANEOUS

Section 15.01         Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA §318(c), the imposed duties shall control.

Section 15.02         Notices.

Any notice or communication by the Authority, the Trustee or the Collateral Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Authority and the Tribe:

River Rock Entertainment Authority
3250 Highway 128
Geyserville, California 95441
Facsimile:  (707) 857-2726
Attention:  Chief Financial Officer

and

Dry Creek Rancheria Band of Pomo Indians
3250 Highway 128
Geyserville, California 95441
Attention:  Chairman

with copies to:

Holland & Knight LLP
633 West Fifth Street, 21st Floor
Los Angeles, California 90071
Facsimile:  (213) 896-2450
Attention:  Jerome Levine, Esq.

and

Holland & Knight LLP
31 West 52nd Street
New York, New York 10019
Facsimile: (212) 385-9010
Attention: Randolph DelFranco, Esq.

If to the Trustee or the Collateral Trustee:

Deutsche Bank Trust Company Americas
Corporate Trust Americas
MS NYC60-2715
60 Wall Street, 27th Floor
New York, New York 10005
Telephone: (212) 250-7848
Facsimile: (212) 797-8618
Attention: Municipal Group

The Authority, the Trustee or the Collateral Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Any notice or communication shall also be so mailed to any Person described in TIA §313(c), to the extent required by the TIA.  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Authority mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 15.03         Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA §312(b) with other Holders with respect to its rights under this Indenture or the Notes.  The Authority, the Trustee, the Registrar and anyone else shall have the protection of TIA §312(c).

Section 15.04         Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Authority to the Trustee to take any action under this Indenture, the Authority shall furnish to the Trustee:

(a)  an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 15.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b)  an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 15.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 15.05         Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA §314(a)(4)) shall comply with the provisions of TIA §314(e) and shall include:

(a)  a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)  a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d)  a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 15.06         Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 15.07         No Personal Liability of Tribe or Certain Individuals.

Neither the Tribe nor any tribal member, council member, official, agent, director, officer, employee, incorporator or member of the Authority or the Tribe or holder of an Ownership Interest of the Authority shall, as such, have any liability for any of the Authority’s obligations under the Notes, this Indenture or the Collateral Documents, or for any claim based on, in respect of, or by reason of, these obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases these individuals from this liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.  Other than as specifically set forth in this Indenture and the Collateral Documents, nothing contained herein shall constitute a waiver of the sovereign immunity of either the Authority or the Tribe.

Section 15.08         Governing Law.

THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICT OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.  THE TRIBE, THE AUTHORITY, THE TRUSTEE AND THE COLLATERAL TRUSTEE HEREBY AGREE THAT THE TRANSACTIONS UNDER THIS INDENTURE AND THE COLLATERAL DOCUMENTS, INCLUDING THE EXECUTION OF THIS INDENTURE AND THE COLLATERAL DOCUMENTS, THE LENDING OF MONEY AND THE ISSUANCE OF THE NOTES, OCCURRED OUTSIDE THE TRIBE’S RESERVATION, IN THE STATE OF NEW YORK.

Section 15.09         Consent to Jurisdiction.

Any legal suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the Applicable Courts and each party irrevocably submits to the exclusive jurisdiction (except for arbitration proceedings as provided for in Section 11.01 or proceedings instituted in regard to the enforcement of a judgment of any such court or arbitrator (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding.

Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Applicable Courts (or in the arbitration forum as provided in Section 11.01) and irrevocably and unconditionally waive and agree not to plead or claim in any such court or arbitration proceeding that such suit, action or other proceeding has been brought in an inconvenient forum.

Section 15.10         No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Authority or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 15.11         Successors.

All agreements of the Tribe and the Authority in this Indenture and the Notes shall bind their successors.  All agreements of the Trustee in this Indenture shall bind its successors.

Section 15.12         Severability.

In case any provision in this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 15.13         Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

Section 15.14         Acts of Holders.

(a)  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by the Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Authority.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Authority if made in the manner provided in this Section 15.14.

(b)  The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such witness, notary or officer the execution thereof.  Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)  Notwithstanding anything to the contrary contained in this Section 15.14, the principal amount and CUSIP numbers of Notes held by any Holder, and the date of holding the same, shall be proved by the register of the Notes maintained by the Registrar as provided in Section 2.04.

(d)  If the Authority shall solicit from the Holders of the Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Authority may, at its option, by or pursuant to a resolution of its Board of Directors or otherwise, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Authority shall have no obligation to do so.  Notwithstanding TIA §316(c), such record date shall be the record date specified in or pursuant to such resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith or the date of the most recent list of Holders forwarded to the Trustee prior to such solicitation pursuant to Section 2.06 and not later than the date such solicitation is completed.  If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the then outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the then outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

(e)  Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration or transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Authority in reliance thereon, whether or not notation of such action is made upon such Note.

(f)  Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so itself with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

Section 15.15         Benefit of Indenture.

Nothing, in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Registrar and its successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 15.16         Table of Contents, Headings, Etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 15.17         IGRA Savings Provisions.

It is not the intent of the parties hereto that this Indenture, whether considered alone, or together with any other one or more documents, constitute a management contract within the meaning of IGRA and its implementing regulations.  Accordingly, to the extent any reasonable basis exists therefore, each and every provision hereof shall be interpreted in a manner that does not cause this Indenture to constitute a management contract, whether considered alone, or together with any other one or more documents.  In no event shall any provision of this Indenture be applied, or deemed in effect or enforceable, to the extent such provision allows any action or influence by the Trustee or any other Person that constitutes management of gaming in violation of IGRA and its implementing regulations.  Notwithstanding any other provision herein, if any term or condition herein should cause this Indenture, alone, or together with any one or more other documents, to constitute a management contract within the meaning of IGRA and its implementing regulations, such provision shall be null and void without any further force and effect, with all other provisions not similarly null and void remaining in full force and effect.  This Section shall survive as an agreement separate and apart from the remainder of this Indenture in the event of any determination that any provision of this Indenture causes this Indenture to constitute a management contract within the meaning of IGRA and its implementing regulations.

Section 15.18         Management Activity Limitations.

Notwithstanding any provision in this Indenture and the Collateral Documents, or any other right to enforce the provisions of this Indenture and the Collateral Documents, none of the Trustee, the Collateral Trustee or any Holder or Beneficial Owner of the Notes shall engage in any planning, organizing, directing, coordinating or controlling of all or any portion of the operations of the Gaming Business (collectively, “Management Activities”), including, but not limited to:

(1)  the training, supervision, direction, hiring, firing, retention, compensation (including benefits) of any employee (whether or not a management employee) or contractor;

(2)  any working or employment policies or practices;

(3)  the hours or days of operation;

(4)  any accounting systems or procedures;

(5)  any advertising, promotions or other marketing activities;

(6)  the purchase, lease, or substitution of any gaming device or related equipment or software, including player tracking equipment;

(7)  the vendor, type, theme, percentage of pay-out, display or placement of any gaming device or equipment; or

(8)  budgeting, allocating, or conditioning payments of the Authority’s operating expenses.

provided, however, that upon the occurrence of a Default or an Event of Default under this Indenture, none of the Trustee, the Collateral Trustee or any Holder or Beneficial Owner of the Notes will be in violation of this paragraph as a result of any such Person: (a) enforcing (or directing the enforcement of) compliance with any term or condition in this Indenture or the Collateral Documents that does not require the Gaming Business to be subject to any third-party decision-making as to any Management Activities; (b) requiring that (or directing the requirement that) all or any portion of the Pledged Revenues be applied to satisfy terms or conditions of this Indenture or the Collateral Documents; or (c) otherwise foreclosing (or directing the foreclosure) on all or any portion of the Collateral securing Obligations under this Indenture and the Collateral Documents.

Section 15.19         Compliance with Tribal Law.

The Tribe and the Authority represent and warrant that acceptance of this Indenture and this Indenture’s terms and conditions complies with the tribal laws, rules and ordinances and any regulations promulgated thereunder by the Tribe.  The Tribe and the Authority further agree that during the term of this Indenture, they shall enact no law, ordinance, measure or resolution, either though any act of the tribal council or other governing body of the Tribe or through public referendum or initiative, impairing the obligations entered into in this Indenture.

Section 15.20         Right of Access.

The Tribe and the Authority specifically agree that continuing reasonable access to the tribal lands of the Tribe is granted to the Trustee, the Collateral Trustee and the Holders and their agents, employees and representatives, at all times, as may be deemed necessary to enforce all remedies under this Indenture.

Section 15.21         No Proprietary Interest.

The parties agree that this Indenture is not intended to convey or provide in any way a proprietary interest in the Tribe’s gaming operations.

Section 15.22         Section 81 Limitation.

Notwithstanding any right of the Holders of the Notes, the Trustee or the Collateral Trustee contained in this Indenture, the Notes or the Collateral Documents or any requirements or restrictions imposed on the Authority or the Tribe in those documents, any right, requirement or restriction that “encumbers Indian land” within the meaning of 25 U.S.C. § 81(b) shall not be effective for longer than six years, 364 days except if the document is an agreement or contract described in 25 U.S.C. § 81(c) or bears the approval of the Secretary of the Interior within the meaning of 25 U.S.C. § 81(b).

Section 15.23         USA PATRIOT Act.

The parties hereto acknowledge that in order to help the United States government fight the funding of terrorism and money laundering activities, Section 326 of the USA PATRIOT Act requires all financial institutions to obtain, verify, record and update information that identifies each person establishing a relationship or opening an account with such financial institution.  The parties hereto shall provide the Trustee with such information as it may reasonably request in order for it to satisfy the requirements of the USA PATRIOT Act, including (a) the name, address, tax identification number and other information that will allow it to identify the individual or entity who is establishing the relationship or opening the account and (b) formation or other identifying documents.

(Signature pages follow)

SIGNATURES

RIVER ROCK ENTERTAINMENT AUTHORITY

By:
Name:
Title:	Chairman of the Board

By:
Name:
Title:	Secretary-Treasurer

THE DRY CREEK RANCHERIA BAND OF POMO INDIANS (solely with respect to Section 3.08(d), Section 4.12(b), Articles Six, Ten and Eleven, Section 15.19 and Section 15.20)

By:
Name:
Title:	Chairman of the Board

By:
Name:
Title:	Secretary-Treasurer

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT A

[Face of Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY SUBSEQUENT PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY THAT, UNLESS SUCH PURCHASER IS LICENSED AS A FINANCIAL SOURCE PURSUANT TO THE DRY CREEK RANCHERIA BAND OF POMO INDIANS’ TRIBAL-STATE GAMING COMPACT OR IS EXEMPTED FROM SUCH LICENSING REQUIREMENTS, SUCH PURCHASER WILL NOT BE ABLE TO RECEIVE PAYMENT OF PRINCIPAL AND INTEREST ON THE NOTES (A) AFTER PAYMENT OF THE NOTES HAS BEEN ACCELERATED DUE TO A DEFAULT UNDER THE INDENTURE OR (B) AS A RESULT OF ANY ENFORCEMENT ACTION COMMENCED BY OR ON BEHALF OF THE TRUSTEE OR ANY HOLDER.

CUSIP No.
ISIN No.

RIVER ROCK ENTERTAINMENT AUTHORITY

[9][7 1/2]% [Series A][Series B Tax-Exempt] Senior Notes due 2018

No. R-[ ]	$

The River Rock Entertainment Authority (the “Authority” which term includes any successor under the Indenture hereinafter referred to), an unincorporated instrumentality wholly owned by the Dry Creek Rancheria Band of Pomo Indians, a federally recognized Indian Tribe and sovereign nation (the “Tribe”), for value received, promises to pay to                                         , or its registered assigns, the principal sum of $                                       (or such principal amount as may be set forth in the records of the Trustee hereinafter referred to in accordance with the Indenture) on November 1, 2018, and to pay interest thereon as hereinafter set forth.

Interest Payment Dates:  May 1 and November 1

Record Dates:  April 15 and October 15

Dated:

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Authority has caused this Note to be signed by its duly authorized officers.

RIVER ROCK ENTERTAINMENT AUTHORITY

By:
Name:
	Title:	Chairman of the Board

By:
Name:
	Title:	Secretary-Treasurer

TRUSTEE CERTIFICATE OF AUTHENTICATION

This Note is one of the [  ][     ]% [Series A][Series B Tax-Exempt] Senior Notes due 2018 described in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee

By:
Authorized Signatory

By:
Authorized Signatory

Dated:

[Reverse Side of Note]

RIVER ROCK ENTERTAINMENT AUTHORITY

[  ][     ]% [Series A][Series B Tax-Exempt] Senior Notes due 2018

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.             Interest.  The Authority promises to pay interest on the unpaid principal amount of this Note at [    ]% per annum.  The Authority shall pay interest semi-annually in arrears on May 1 and November 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”).  Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be                         .  The Authority will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate in effect immediately prior thereto to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

2.             Method of Payment.  The Authority shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the April 15 or October 15 (whether or not a Business Day) next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest.  If a Holder of Notes has given wire transfer instructions to the Authority, the Authority will pay all of the principal of and interest and premium, if any, on that Holder’s Notes in accordance with those instructions.  All other payments on Notes will be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless the Authority elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.             Paying Agent and Registrar.  Initially, Deutsche Bank Trust Company Americas, the Trustee under the Indenture, shall act as Paying Agent and Registrar.  The Authority may change any Paying Agent or Registrar without notice to any Holder.  The Authority may act in any such capacity.

4.             Indenture.  The Authority issued the Notes under an Indenture dated as of December     , 2011 (as amended, supplemented, or otherwise modified from time to time, the “Indenture”), among the Authority, the Tribe and the Trustee.

The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”).  The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  The Notes are obligations of the Authority consisting of $                       aggregate principal amount of Series A Notes and $                 aggregate principal amount of Series B Notes and any Additional Notes issued in accordance with the Indenture.

5.             Optional Redemption.

(a)  Except as set forth in clauses (b) and (c) of this Section 5, the Authority shall not have the option to redeem the Series A Notes or the Series B Notes.

(b)  Subject to the restrictions set forth in Article Thirteen of the Indenture, the Authority may, at any time prior to November 1, 2015, redeem all or part of the Series A Notes and the Series B Notes, upon not less than 30 or more than 60 days’ notice, at a redemption price equal to 100% of the principal amount thereof, plus the Make Whole Premium and accrued and unpaid interest thereon to the applicable redemption date (subject to the right of Holders on the relevant record date to receive interest due on the related Interest Payment Date); provided that with respect to any redemption pursuant to this clause (b), Series A Notes and Series B Notes shall be redeemed pro rata based on the aggregate principal amount of the Notes outstanding on the date the notice of redemption with respect thereto is mailed to Holders pursuant to Section 3.03 of the Indenture.

(c)  Subject to the restrictions set forth in Article Thirteen of the Indenture, on or after November 1, 2015, the Authority may redeem, upon not less than 30 nor more than 60 days’ notice, (i) all or part of the Series A Notes at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date (subject to the right of Holders on the relevant record date to receive interest due on the related interest payment date), if redeemed during the twelve-month period beginning on November 1 of the years indicated below:

Year	Percentage
2015	104.500%
2016	102.250%
2017 and thereafter	100.000%

and (ii) all or part of the Series B Notes at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date (subject to the right of Holders on the relevant record date to receive interest due on the related interest payment date), if redeemed during the twelve-month period beginning on November 1 of the years indicated below:

Year	Percentage
2015	104.000%
2016	102.000%
2017 and thereafter	100.000%

provided that with respect to any redemption pursuant to this clause (c), Series A Notes and Series B Notes shall be redeemed pro rata based on the aggregate principal amount of the Notes outstanding on the date the notice of redemption with respect thereto is mailed to Holders pursuant to Section 3.03 of the Indenture;

(d)           Any redemption pursuant to this Section 5 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

6.             Gaming Redemption.

(a)  Notwithstanding any other provisions of Article Three of the Indenture, but subject to the last sentence of this Section 6(a), if a Gaming Authority determines, and a Holder or Beneficial Owner of the Notes is notified, that such Holder or Beneficial Owner must obtain a license, qualification or finding of suitability under any applicable gaming law and the Holder or Beneficial Owner does not apply for that license, qualification or finding of suitability within 30 days after being requested to do so by such Gaming Authority (or such lesser period that may be required by such Gaming Authority), or if such Holder or Beneficial Owner shall not be licensed, qualified or found suitable under applicable gaming law, or any license, qualification or finding of suitability is not renewed upon its expiration or is revoked, or the Holder or Beneficial Owner has been found to be unsuitable for licensing, then the Authority, at its option, may (i) require such Holder or Beneficial Owner to dispose of such Holder’s or Beneficial Owner’s Notes within 30 days, or any earlier date as may be required by the Gaming Authority, of (A) the termination of the 30-day period or any shorter period as may be required by a Gaming Authority, in each case as described above, for the Holder or Beneficial Owner to apply for a license, qualification or finding of suitability or (B) the receipt of notice from the Gaming Authority that the Holder or Beneficial Owner shall not be licensed, qualified or found suitable or (ii) subject to the restrictions set forth in the second sentence of Section 13.01 of the Indenture, redeem the Notes of such Holder or Beneficial Owner at a price equal to (1) if such determination is made by the Tribal Gaming Commission or any other Gaming Authority of the Tribe, and not by the CGCC, the then-applicable redemption price as set forth in Section 3.07 of the Indenture or (2) in all other cases, the least of (A) 100% of the principal amount thereof, (B) the price at which such Holder or Beneficial Owner acquired the Notes and (C) the fair market value of the Notes, together with, in each case, to the extent permitted by the Compact, accrued and unpaid interest thereon to the earlier of the date of redemption or such earlier date as may be required by the Gaming Authority or the date of the finding of unsuitability by such Gaming Authority, which may be less than 30 days following the notice of redemption, if so ordered by such Gaming Authority. Notwithstanding the foregoing provisions of this Section 6(a), any amounts permitted to be paid under Section 6(a) shall be reduced by any portion thereof not permitted to be paid under the terms of Section 6.4.6 of the Compact.

(b)  The Authority will comply with the redemption procedures for the Notes described in the Indenture unless otherwise required by a Gaming Authority.

(c)  Immediately upon a determination that a Holder or Beneficial Owner not exempted from licensing as a Financial Source under the Compact shall not be licensed, qualified or found suitable, or that such license, qualification or finding of suitability has been revoked or will not be renewed, the Holder or Beneficial Owner shall have no further rights (1) to exercise any right conferred by the Notes or the Collateral Documents, directly or indirectly, through any trustee, nominee or any other Person or entity, or (2) to receive any interest or other distribution or payment with respect to the Notes or any Collateral Documents or any remuneration in any form from the Authority for services rendered or otherwise, except the redemption price of the Notes (or such lesser amount as is permitted to be paid under the Compact).

(d)  The Holder or Beneficial Owner of Notes applying for a license, qualification or a finding of suitability may be required to pay all costs of the licenses or investigation for this qualification or finding of suitability.  The Authority is not required to pay or reimburse any Holder or Beneficial Owner of Notes who is required to apply for any license, qualification or finding of suitability.  The Authority and the Tribe shall cooperate in good faith to facilitate licensing for any Holder or Beneficial Owner of Notes who is required to apply for any license, qualification or finding of suitability.

7.             Mandatory Redemption.

(a)  Subject to the restrictions set forth in Article Thirteen of the Indenture, on each interest payment date (each, an “ECF Redemption Date”), beginning with May 1, 2012, the Authority shall redeem the maximum principal amount of Series A Notes and Series B Notes (pro rata based on the aggregate principal amount of each series outstanding on the date the notice of redemption with respect thereto is sent to Holders of Notes pursuant to Section 3.03 of the Indenture) that can be redeemed with (a) if the Authority’s Cash Flow for its most recently ended four full fiscal quarters ending on the last day of the applicable ECF Period (as defined below) is at least $50.0 million, 90% of the Authority’s Excess Cash Flow for the two fiscal quarters ending on the March 31 or September 30 preceding such ECF Redemption Date (taken as one accounting period) (each, an “ECF Period”) or (b) if either (x) a Default or Event of Default has occurred and is continuing (other than a Default or Event of Default caused solely by a failure to pay amounts due on the Subordinated Notes) or (y) the Authority’s Cash Flow for its most recently ended four full fiscal quarters ending on the last day of the applicable ECF Period is less than $50.0 million, 100% of the Authority’s Excess Cash Flow for the applicable ECF Period, in each case, at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the applicable ECF Redemption Date.(2)

(b) The Authority shall redeem all of the Series A Notes and Series B Notes within 45 days after receipt by the Authority of written notice from the Trustee of a Determination of Taxability, at a redemption price equal to 100% of the principal amount

(2)  To be discussed — ECF Period trailing twelve months or 4 fiscal quarter ending on the fiscal quarter preceding redemption date.

thereof,  plus accrued and unpaid interest to the date fixed for redemption; provided that no such Determination of Taxability shall be deemed to have occurred if the Authority was afforded the opportunity and has elected to contest the determination in good faith and is proceeding with all applicable dispatch to prosecute the contest until the earlier of (1) a final determination by a court of competent jurisdiction from which no appeal may be taken with respect to such determination and (2) abandonment of the appeal by the Authority.

(c) Any redemption pursuant to this Section 7 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

8.             Collateral.  The Notes are secured by a security interest in the Collateral as described in the Collateral Documents.  The Collateral Documents are subject to the terms, limitations and conditions set forth therein and in the Collateral Trust Agreement.  If the Authority incurs any Parity Lien Debt (other than Notes) after the Closing Date, such other Parity Lien Debt will be secured by the Collateral Equally and Ratably with the Notes to the extent set forth in the Collateral Trust Agreement and the other Collateral Documents.

9.             Repurchase at Option of Holder.  Subject to the restrictions in Article Thirteen of the Indenture:

(a)           If there is a Change of Control, each Holder shall have the right to require the Authority to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes pursuant to an offer to purchase (a “Change of Control Offer”) at a price equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest thereon to the date of purchase (the “Change of Control Payment”).  Within 20 days following any Change of Control, the Authority shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice.

(b)           Within ten days following the date that the aggregate amount of Excess Sales Proceeds from one or more Asset Sales exceeds $2.5 million, the Authority will, subject to Section 13.01 of the Indenture, make an offer (an “Asset Sale Offer”) to all Holders of Notes, and all holders of other Parity Lien Debt containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem such other Indebtedness with the proceeds of sales of assets, to purchase the maximum principal amount of Notes and such other Parity Lien Debt that may be purchased out of the Excess Sales Proceeds.  The offer price for the Notes and any other Parity Lien Debt in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest to the date of purchase, and will be payable in cash, in accordance with the procedures set forth in the Indenture.  If any Excess Sales Proceeds remain after completion of an Asset Sale Offer, the Authority may use such Excess Sales Proceeds for any purpose not otherwise prohibited by the Indenture and the Collateral Documents.  Upon completion of each Asset Sale Offer, the amount of Excess Sales Proceeds will be reset at zero.

(c)           Within ten days following the date that the aggregate amount of Excess Loss Proceeds from one or more Events of Loss exceeds $2.5 million, the Authority will, subject to the limitations discussed in Section 13.01 of the Indenture, make an offer (an “Event of Loss Offer”) to all Holders of Notes, and all holders of other Parity Lien Debt containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem such other Indebtedness with the proceeds of events of loss, to purchase the maximum principal amount of the Notes and such other Parity Lien Debt that may be purchased out of the Excess Loss Proceeds.

The offer price for the Notes and any other Parity Lien Debt in any Event of Loss Offer will be equal to 100% of principal amount of the Notes and such other Parity Lien Debt plus accrued and unpaid interest to the date of purchase, and will be payable in cash. If any Excess Loss Proceeds remain after completion of an Event of Loss Offer, the Authority may, subject to applicable conditions, use such Excess Loss Proceeds for any purpose permitted by the Indenture and the Collateral Documents.  Upon completion of any such Event of Loss Offer, the amount of Excess Loss Proceeds shall be reset at zero.

10.           Selection and Notice of Redemption.  If less than all of the Notes of a series are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select the Notes from such series to be redeemed or purchased among those Holders of the Notes of such series whose Notes are permitted by Article Thirteen of the Indenture to be redeemed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. No Notes of $1,000 or less may be redeemed in part.  Except as otherwise provided in the Indenture, if Notes are to be redeemed pursuant to Section 5 hereof, notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes pursuant to Article Eight of the Indenture or a satisfaction and discharge of the Indenture pursuant to Article Twelve of the Indenture.  If Notes are to be redeemed pursuant to Section 7 hereof, notice of redemption will be mailed by first class mail at least three but not more than ten days before the redemption date.  Notices of redemption may not be conditional.  If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof to be redeemed.  A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note.  Notes called for redemption become due on the date fixed for redemption.  Unless the Authority defaults in making such redemption payments, interest on Notes called for redemption shall cease to accrue on and after the redemption date.

11.           Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Authority may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Authority is not required to transfer or exchange any Note selected for redemption.  Also, the Authority is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

12.           Persons Deemed Owners.  The registered Holder of a Note will be treated as its owner for all purposes.

13.           Amendment, Supplement and Waiver.  Subject to certain exceptions, the Indenture, the Collateral Documents or the Notes may be amended or supplemented with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and any existing Default or Event of Default or compliance with any provision of the Indenture, the Collateral Documents or the Notes may be waived with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes); provided, however, that if any amendment, supplement or waiver would only affect the Series A Notes or the Series B Notes, only the consent of the Holders of at least a majority in principal amount of the Series A Notes or the Series B Notes then outstanding (and not the consent of a majority in principal amount of all Notes then outstanding), as the case may be, shall be required.  Without the consent of any Holder of a Note, the Indenture, the Notes or the Collateral Documents may be amended or supplemented to cure any ambiguity, defect or inconsistency or to make a modification of a formal, minor or technical nature or to correct a manifest error, to provide for uncertificated Notes in addition to or in place of Definitive Notes, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to conform the text of the Indenture, the Notes or the Collateral Documents to any provision of the “Description of the Notes” section of the Offer to Exchange to the extent that such provision was intended to be a verbatim recitation of a provision of the Indenture, the Notes or the Collateral Documents as evidenced by an Officers’ Certificate delivered to the Trustee, to enter into additional or supplemental Collateral Documents or to release Collateral in accordance with the terms of the Indenture, the Notes or the Collateral Documents, or to evidence and provide for the acceptance and appointment under the Indenture of a successor trustee pursuant to the requirements thereof.

14.           Defaults and Remedies.  In the case of an Event of Default, as defined in the Indenture, arising from certain events of bankruptcy or insolvency with respect to the Authority, all outstanding Notes will become due and payable immediately and automatically without further action or notice, subject to the restrictions set forth in Article Thirteen of the Indenture.  If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.  Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture.  Subject to certain limitations set forth in Article Thirteen of the Indenture, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.  The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may, on behalf of the Holders of all of the Notes, waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

15.           Trustee Dealings with Authority.  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may become a creditor of, or otherwise deal with, the Authority or any of its Affiliates with the same rights it would have if it were not Trustee.

16.           No Recourse Against Others.  Neither the Tribe nor any tribal member, council member, official, agent, director, officer, employee, incorporator or member of the Authority or the Tribe or Holder of an Ownership Interest of the Authority will, as such, have any liability for any of the Authority’s obligations under the Notes, the Indenture, or the Collateral Documents, or for any claim based on, in respect of, or by reason of, these obligations or their creation.  Each Holder by accepting a Note waives and releases these individuals from this liability.  The waiver and release are part of the consideration for issuance of the Notes.

17.           Special Provisions Regarding Unlicensed and Non-exempt Holders.

If any Notes are transferred to a Holder (or Beneficial Owner) that is not licensed or otherwise exempted from licensing by the Tribal Gaming Commission in accordance with the Compact, then neither the transferee Holder (or Beneficial Owner) nor any Person acting on behalf of that transferee Holder (or Beneficial Owner), including the Trustee, will have any right to enforce any payment obligation relating to the Notes against any revenues, property or rights of the Authority or the Tribe, or any branch, department, agency, instrumentality, division, subsidiary, enterprise, authority or wholly-owned corporation or business of the Tribe (whether through the exercise of voting rights or otherwise), until such time as the transferee Holder is licensed or exempted from licensing by the Tribal Gaming Commission in accordance with the Compact.  Notwithstanding any other provision of the Indenture, the Trustee, the Authority and the Tribe are prohibited from making any payment on the Notes (1) as a result of any enforcement action commenced by or on behalf of the Trustee or any Holder or (2) after payment of the Notes has been accelerated because of a default under the Indenture, except in each case to a Holder that is licensed or exempted from licensing by the Tribal Gaming Commission in accordance with the Compact.

The foregoing provisions of this Section 17 shall not apply to any Person who is not licensed as a Financial Source (or exempted from such requirement) to the extent the Compact or State Bond Regulation is amended to not require such Person to be licensed as a Financial Source.

18.           Authentication.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

19.           CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Authority has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.           Governing Law.  THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND PERFORMED IN SUCH STATE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICT OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

THE TRIBE, THE AUTHORITY, THE TRUSTEE AND THE COLLATERAL TRUSTEE HAVE AGREED UNDER THE INDENTURE THAT THE TRANSACTIONS THEREUNDER AND UNDER THE COLLATERAL DOCUMENTS, INCLUDING THE EXECUTION OF THE INDENTURE AND THE COLLATERAL DOCUMENTS, THE LENDING OF MONEY AND THE ISSUANCE OF THIS NOTE, OCCURRED OUTSIDE THE TRIBE’S RESERVATION, IN THE STATE OF NEW YORK.

21.           Irrevocable Waiver of Sovereign Immunity.

The Authority (for itself) and the Tribe (for itself and each other Tribal Party) and each other Tribal Party unconditionally and irrevocably waives its or their sovereign immunity from any suit, action, proceeding or legal process of any nature, and any and all defenses based thereon, with respect to any claim, demand, dispute, action or cause of action related or incidental to the Indenture, the Notes or the Collateral Documents, including the offer or sale of the Notes, whether now existing or hereafter arising and whether sounding in tort, contract or otherwise (collectively “Permitted Claims”).

Such unconditional and irrevocable waiver extends (a) to permit the interpretation, enforcement and the seeking of legal or equitable relief and remedies (whether through an award or granting of specific performance, injunction, mandamus, damages or otherwise) through judicial proceedings and other legal process as hereinafter provided, (b) to permit judicial actions in any of the Applicable Courts (as defined below) to compel, enter judgment upon, enforce, modify or vacate any award or interim injunctive relief related to arbitration proceedings described below, and (c) to permit a judgment or order issued by an Applicable Court or arbitrator as provided hereunder to be enforced in any court of competent jurisdiction (including the Federal and State Courts in California); provided, however, such waiver shall be subject to the following limitations: (a) no Person may seek enforcement or recover any damages as a result of such waiver against any property or rights of the Authority or the Tribe, except as against Gaming Assets (other than Excluded Assets) and Gaming Assets distributed or otherwise transferred or conveyed (either directly or indirectly) to the Tribe in contravention of the Indenture, except in the case of a breach by the Tribe of its obligations under the Indenture in which it receives any payment or amount in violation of the Indenture, in which case a Person may seek enforcement against assets of the Tribe and the Authority other than Gaming Assets, in each case other than Excluded Assets, but only to the extent of such payment or amount received by the Tribe; (b) no Person will be entitled to enforce such waiver except the Trustee, Holders, Beneficial Owners of the Notes, the Collateral Trustee and other Persons who are expressly permitted to benefit from the Indenture or the Collateral Documents, together with the respective successors and assigns of such Persons (each, a “Permitted Party”); (c) no Person shall be entitled to assert a claim because of such waiver except a Permitted Claim; (d) claims permitted by such waiver may be brought only in the Applicable Courts or in arbitration proceedings as described below; and (e) all Permitted Claims shall be interpreted and subject to the law governing the Indenture and the Notes.

Without in any way limiting the generality of the foregoing, each of the Tribe and the Authority expressly authorizes any governmental authorities who have the right and duty under applicable law to take any action authorized or ordered by any court, to take such action to give effect to any judgment entered or order granted in accordance with the terms of the Indenture.

Each of the Authority and the Tribe unconditionally and irrevocably waives the jurisdiction and right of any tribal court or forum, now or hereafter existing or created, to hear or resolve any Permitted Claim.  Each of the Authority and the Tribe unconditionally and irrevocably waives the application of any rule or doctrine relating to the exhaustion of tribal remedies, abstention or comity that might otherwise require or permit a Permitted Claim to be heard or resolved (either initially or finally) in a tribal court or other tribal forum.

Each of the Authority and Tribe irrevocably consents to arbitration as described below and for the resolution and enforcement of Permitted Claims and actions permitted by the waivers described above, to the following courts (the “Applicable Courts”): (a) the federal courts of the United States of America located in the City of New York and all courts to which any appeal therefrom may be available; (b) any court of the State of New York and all courts to which any appeal therefrom may be available; and (c) any court or other forum of the Tribe (to the extent that a Permitted Party has commenced or consented to an action in such court or forum).

At the election of the Trustee, any Permitted Claims must be resolved by binding arbitration under the commercial arbitration rules of the American Arbitration Association (the “AAA”), as modified by the Indenture.  An arbitration proceeding may be commenced only by the Trustee, or to the extent remedies may be enforced directly by a Holder or Beneficial Owner of Notes, by the Holder or the Beneficial Owner upon the filing with the AAA of a Statement of Claim (within the meaning of the AAA rules) and serving a copy thereof on the Authority and the Tribe.  A single arbitrator shall hear the Permitted Claim, and shall be selected in accordance with the rules of the AAA.  No person shall be eligible to serve as an arbitrator if the person is related to, affiliated with or has represented in a legal capacity any party to the arbitration proceeding or any party to the Indenture.  The arbitrator shall be an attorney or retired judge admitted to practice and in good standing before the highest court of a state, who is experienced in advising clients in connection with commercial borrowings or the issuance of debt securities.  Any party shall be permitted to engage in any discovery permitted under the rules of the AAA.  However, all discovery shall be completed within 90 days following the initial filing of the Statement of Claim.

The hearing on the arbitration must be held in the City of Los Angeles, California, and commence and be completed no more than 30 days after the close of discovery, and the arbitrator shall render an award in writing within 30 days of the completion of the hearing, which shall contain findings of facts and conclusions of law.  Any arbitrator appointed hereunder may award interim injunctive relief before the final arbitration award.  Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator.

The Tribe and the Authority shall comply with and observe each order, award, judgment or decree entered by any arbitrator as provided above or any Applicable Court with respect to any Permitted Claim (collectively, “Orders”).  To that end, the Tribe and any court of the Tribe of competent jurisdiction now or hereafter existing shall give full faith and credit to all Orders and, to the extent reasonably necessary, shall issue such additional orders and take such additional actions and exercise such additional legal powers as may reasonably be necessary to effectuate the same, whether within or without the Tribe’s lands.

In addition, to the extent applicable, any arbitration award arising from arbitration authorized hereunder shall be effectuated in accordance with the terms granting such arbitration rights and in accordance with the Tribal Arbitration Provisions, and shall be deemed to be an Order.  The Tribe’s police powers shall be available to secure and support any such enforcement efforts, and all police or other law enforcement officials of the Tribe shall carry out such Orders.  All enforcement remedies with respect to any Order generally available throughout the State of California may be applied on the reservation of the Tribe, including lands owned in fee by or held by or in trust for the Tribe.

Each of the Tribe and the Authority agrees not to revoke or limit, in whole or in part, its waiver of sovereign immunity contained in the Indenture or in any way attempt to revoke or limit, in whole or in part, such waiver of sovereign immunity.  In the event of any such revocation, limitation, attempted revocation, or attempted limitation, the parties hereto expressly recognize and agree that there remains no adequate remedy at law available to the Trustee, it will be irreparably injured upon such revocation or limitation hereof, and each of the Tribe and the Authority hereby consents to the entry of appropriate injunctive relief, consistent with the terms and conditions of the Indenture, the Notes or the Collateral Documents, as applicable.  In the event of any attempted limitation or revocation of the waiver of sovereign immunity granted in the Indenture, the Trustee may immediately seek judicial injunctive relief as provided in this waiver.  Any action seeking injunctive relief hereunder shall be brought, at the Trustee’s option, either in an arbitration proceeding as provided herein, or in one of the Applicable Courts, and each of the Tribe and Authority expressly consents to the jurisdiction of, and agrees to be bound by, any order or judgment of such arbitrator or Applicable Court, and any federal or state court with appellate jurisdiction thereof.

The provisions of this Section 21 are in addition to (and not in lieu or replacement of) similar waiver, consent to jurisdiction and dispute resolution provisions that are contained in the Collateral Documents.  This Section 21 shall not modify or limit in any manner the waiver, consent to jurisdiction or dispute resolution provisions in the other Collateral Documents, which shall remain unchanged.

22.           Management Activity Limitations

Notwithstanding any provision in the Indenture and the Collateral Documents, or any other right to enforce the provisions of the Indenture and the Collateral Documents, none of the Trustee, the Collateral Trustee or any Holder or Beneficial Owner of the Notes shall engage in any planning, organizing, directing, coordinating or controlling of all or any portion of the operations of the Gaming Business (collectively, “Management Activities”), including, but not limited to:

(1)  the training, supervision, direction, hiring, firing, retention, compensation (including benefits) of any employee (whether or not a management employee) or contractor;

(2)  any working or employment policies or practices;

(3)  the hours or days of operation;

(4)  any accounting systems or procedures;

(5)  any advertising, promotions or other marketing activities;

(6)  the purchase, lease, or substitution of any gaming device or related equipment or software, including player tracking equipment;

(7)  the vendor, type, theme, percentage of pay-out, display or placement of any gaming device or equipment; or

(8)  budgeting, allocating, or conditioning payments of the Authority’s operating expenses.

provided, however, that upon the occurrence of a Default or an Event of Default under the Indenture, none of the Trustee, the Collateral Trustee, or any Holder or Beneficial Owner of the Notes will be in violation of this paragraph as a result of any such Person: (a) enforcing (or directing the enforcement of) compliance with any term or condition in the Indenture or the Collateral Documents that does not require the Gaming Business to be subject to any third-party decision-making as to any Management Activities; (b) requiring that (or directing the requirement that) all or any portion of the Pledged Revenues be applied to satisfy terms or conditions of the Indenture or the Collateral Documents; or (c) otherwise foreclosing (or directing the foreclosure) on all or any portion of the Collateral securing Obligations under the Indenture and the Collateral Documents.

The Authority shall furnish to any Holder upon written request and without charge a copy of the Indenture and any of the Collateral Documents.  Requests may be made to:

Dry Creek Rancheria Band of Pomo Indians
3250 Highway 128
Geyserville, California 95441
Attention:  Chairman

and

Holland & Knight LLP
633 West Fifth Street, 21st Floor
Los Angeles, California 90071
Facsimile:  (213) 896-2450
Attention:  Jerome Levine, Esq.

Holland & Knight LLP
31 West 52nd Street
New York, New York  10019

Facsimile: (212) 385-9010
Attention: Randolph DelFranco, Esq.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Authority.  The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee)

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Authority pursuant to Section 4.09, Section 4.14 or Section 4.19 of the Indenture, check the appropriate box below:

☐ Section 4.09	☐ Section 4.14	☐ Section 4.19

If you want to elect to have only part of the Note purchased by the Authority pursuant to Section 4.09, Section 4.14 or Section 4.19 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee)

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $                          . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of Decrease in Principal Amount at Maturity of this Global Note	Amount of Increase in Principal Amount at Maturity of this Global Note	Principal Amount at Maturity of this Global Note Following such decrease (or increase)	Signature of Authorized Officer of Trustee or Custodian

*              This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

River Rock Entertainment Authority
3250 Highway 128
Geyserville, California 95441
Facsimile:  (707) 857-2726
Attention:  Chief Financial Officer

Deutsche Bank Trust Company Americas
Corporate Trust Americas
MS NYC60-2715
60 Wall Street, 27th Floor
New York, New York 10005
Telephone: (212) 250-7848
Facsimile: (212) 797-8618
Attention: Municipal Group

Re: [ ][ ]% [Series A][Series B Tax-Exempt] Senior Notes due 2018

Reference is hereby made to the Indenture, dated as of December     , 2011 (the “Indenture”), among River Rock Entertainment Authority (the “Authority”), an unincorporated instrumentality wholly owned by the Dry Creek Rancheria Band of Pomo Indians, a federally recognized Indian Tribe and sovereign nation (the “Tribe”), the Tribe and Deutsche Bank Trust Company Americas, as Trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

(the “Transferor”) owns and proposes to transfer the Note[s] in the principal amount at maturity of $                 (the “Transfer”), to                                  (the “Transferee”).  In connection with the Transfer, the Transferor hereby certifies that:

This certificate and the statements contained herein are made for your benefit and the benefit of the Authority.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

B-1

EXHIBIT C-1

STATE OF CALIFORNIA

CALIFORNIA GAMBLING CONTROL COMMISSION (04/02)

APPLICATION FOR REGISTRATION AS A FINANCIAL SOURCE

The applicant described below hereby applies to the California Gambling Control Commission (Commission) for registration as a Financial Source under Regulation CGCC-2 of the Commission.

Part I - Applicant Information

Applicant Name:	Date of Application

Applicant’s Form of Incorporation or Organization

Applicant’s Place of Incorporation or Organization

Applicant’s Principal Place of Business Address (street, city, state, ZIP)

Authorized Contact Person

Title	Telephone Number	( )

Name of the Tribe to which financing being provided

Part II - Eligibility Requirements

☐            Attached as Exhibit A to this application is the application for licensing submitted by the Applicant to the Tribal Gaming Agency of the Tribe named in Part I pursuant to Section 6.4.6 of the Tribal-State Gaming Compact between such Tribe and the State of California

☐            Attached as Exhibit B to this application

☐            Evidence that the applicant (including all wholly-owned subsidiaries), acting for its own account or the accounts of other entities specified in clause (b) below, owns in the aggregate at least $100,000,000 of securities of issuers that are not affiliated with the applicant; and

☐            Evidence that the applicant is one of the following types of entities (as indicated by applicant):

C-2-1

☐            A federal-regulated or state-regulated bank or savings association or other federal- or state-regulated lending institution;

☐            A company that is organized as an insurance company, the primary and predominant business activity of which is the writing of insurance of the reinsuring of risks underwritten by insurance companies, and that is subject to supervision by the Insurance Commissioner of California, or a similar official or agency of another state;

☐            An investment company registered under the federal Investment Company Act of 1940 (15 U.S.C. Section 80a-1 et seq.);

☐            A retirement plan established and maintained by the United States of America, an agency or instrumentality thereof, or by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees;

☐            An employee benefit plan within the meaning of Title I of the federal Employee Retirement Income Security Act of 1974 (29 U.S.C. Section 1001 et seq.);

☐            A securities dealer registered pursuant to the federal Security Exchange Act of 1934 (15 U.S.C. Section 78a et seq.); or

☐            An entity, all of the equity owners of which individually meet the criteria of this clause (b).

Part III - Representation and Agreement Regarding Eligibility

The undersigned hereby represents on behalf of the applicant that the applicant is eligible to register as a Financial Source under Regulation CGCC-2.  In addition, the undersigned hereby agrees on behalf of the applicant to notify the Tribal Gaming Agency of the Tribe named in Part I of this application and the California Gambling Control Commission promptly in writing of any termination of the applicant’s eligibility for registration under Regulation CGCC-2.

The undersigned hereby declares that s/he is an authorized officer or designee of the applicant with full authority to execute and submit on behalf of the applicant to be registered as a Financial Source within the meaning of Regulation CGCC-2.

Signature	Title

NAME OF INDIVIDUAL	NAME OF COMPANY
(PLEASE TYPE OR PRINT)	(PLEASE TYPE OR PRINT)

C-1-2

EXHIBIT C-2

DRY CREEK RANCHERIA TRIBAL GAMING COMMISSION
APPLICATION FOR LICENSURE AS A FINANCIAL SOURCE

The applicant described below hereby applies to the Dry Creek Rancheria Tribal Gaming Commission for licensure as a Financial Source under Regulation of the Tribal Gaming Agency and Regulation CGCC-2 of the California Gambling Control Commission (the “State Commission”).

Part I - Applicant Information

Applicant Name:	Date of Application

Applicant’s Form of Incorporation or Organization

Applicant’s Place of Incorporation or Organization

Applicant’s Principal Place of Business Address (street, city, state, ZIP)

Authorized Contact Person

Title	Telephone Number	( )

Part II - Eligibility Requirements

☐            Attached as Exhibit A to this application

☐            Evidence that the applicant (including all wholly-owned subsidiaries), acting for its own account or the accounts of other entities specified in this Part II, owns in the aggregate at least $100,000,000 of securities of issuers that are not affiliated with the applicant; and

☐            Evidence that the applicant is one of the following types of entities (as indicated by applicant):

☐            A federally-regulated or state-regulated bank or savings association or other federally- or state-regulated lending institution;

☐            A company that is organized as an insurance company, the primary and predominant business activity of which is the writing of insurance or the reinsuring of risks underwritten by insurance companies, and that is subject to supervision by the Insurance Commissioner of California, or a similar official or agency of another state;

☐            An investment company registered under the federal Investment Company Act of 1940 (15 U.S.C. Section 80a-1 et seq.);

C-2-1

☐            A retirement plan established and maintained by the United States of America, an agency or instrumentality thereof, or by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees;

☐            An employee benefit plan within the meaning of Title I of the federal Employee Retirement Income Security Act of 1974 (29 U.S.C. Section 1001 et seq.);

☐            A securities dealer registered pursuant to the federal Security Exchange Act of 1934 (15 U.S.C. Section 78a et seq.); or

☐            An entity, all of the equity owners of which individually meet the criteria of this Part II.

Part III - Representation and Agreement Regarding Eligibility

The undersigned hereby represents on behalf of the applicant that the applicant is eligible to register as a Financial Source under Regulation CGCC-2 of the State Commission.  In addition, the undersigned hereby agrees on behalf of the applicant to notify the Dry Creek Tribal Gaming Agency and the State Commission promptly in writing of any termination of the applicant’s eligibility for registration under Regulation CGCC-2 of the State Commission.

The undersigned hereby declares that s/he is an authorized officer or designee of the applicant with full authority to execute and submit this application on behalf of the applicant to be registered as a Financial Source within the meaning of Regulation CGCC-2.

Signature	Title

NAME OF INDIVIDUAL	NAME OF COMPANY
(PLEASE TYPE OR PRINT)	(PLEASE TYPE OR PRINT)

C-2-2

EXHIBIT D

FORM OF INDEPENDENT ENGINEER’S CERTIFICATE

River Rock Entertainment Authority
3250 Highway 128
Geyserville, California 95441
Facsimile:  (707) 857-2726
Attention:  Chief Financial Officer

Deutsche Bank Trust Company Americas
Corporate Trust Americas
MS NYC60-2715
60 Wall Street, 27th Floor
New York, New York 10005
Telephone: (212) 250-7848
Facsimile: (212) 797-8618
Attention: Municipal Group

Re:          River Rock Entertainment Authority

Reference is hereby made to the Indenture, dated as of December    , 2011 (the “Indenture”), among River Rock Entertainment Authority (the “Authority”), an unincorporated instrumentality wholly owned by the Dry Creek Rancheria Band of Pomo Indians, a federally recognized Indian Tribe and sovereign nation (the “Tribe”), the Tribe and Deutsche Bank Trust Company Americas, as Trustee.                                      , acting as the “Independent Engineer” under the Indenture, hereby submits this certificate pursuant to Section 4.24 of the Indenture.

To the extent that this certificate evidences, attests or confirms compliance with or satisfaction of any matter, the Independent Engineer has made such examination or investigation as was, in the opinion of the Independent Engineer, necessary to enable the Independent Engineer to express an informed opinion as to whether such matter has been complied with or satisfied.  On the basis of the foregoing and on the understanding and belief that the Independent Engineer has been provided true, correct and complete information from the requisite parties as to the matters covered by this certificate, the Independent Engineer hereby certifies, in its professional opinion, as of the date hereof, that the Authority has paid $                               in the aggregate since the Closing Date, which amount has been used for purposes of the development and construction of the Emergency Vehicle Access Road.

Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

*     *     *

D-1

IN WITNESS WHEREOF, the undersigned has executed this certificate on the date written below.

[Independent Engineer]

By:
Name:
Title:

Dated:

D-2

SCHEDULE I

SCHEDULE OF LIENS EXISTING ON THE CLOSING DATE

SCHEDULE II

SCHEDULE OF CERTAIN PRODUCTS AND SERVICES

Board of Directors and staff salaries of the Authority paid by the Tribe

Campground (reimbursements for spaces allocated to the Authority)

Childcare services provided to the Authority by the Tribe

Cultural activities provided to the Authority by the Tribe (e.g., Indian Day)

Human Resources services provided to the Authority by the Tribe

IT Department (allocations of any services provided to the Authority by the Tribe)

Landscaping services provided to the Authority by the Tribe

Office rental for office space provided to the Authority by the Tribe

Police, security, fire and safety services provided to the Authority by the Tribe

Site Operations and Maintenance, including, but not limited to, water, water treatment and sewage, provided to the Authority by the Tribe

Vehicles (rental and leases relating to vehicles used to transport personnel of the Authority)

Wholesale Electricity provided to the Authority by the Tribe